COMPLIANCE MANUAL

CODE OF ETHICS

&

POLICIES AND PROCEDURES

April 2018

Berenberg Asset Management LLC

Code of Ethics and Compliance Manual

TABLE OF CONTENTS

INTRODUCTION			5
1.		Chief Compliance Officer	6
2.		Purpose Of Compliance Manual	6
3.		Legal And Regulatory Overview	7
4.		Violations And Remedies	7
5.		Employee Responsibilities	8
6.		How To Use This Manual	8
7.		Definitions	9

CODE OF ETHICS			12
I.		STANDARDS OF CONDUCT	12
II.		PERSONAL ACCOUNT DEALING AND TRADING	13
	1.	Outside Accounts	13
	2.	Personal Trading	14
	3.	Prohibited Transactions	15
	4.	Periodic Reporting	16
III.		INSIDER TRADING	17
	1.	Who is an insider?	18
	2.	What is Material Information?	18
	3.	What is Non-public Information?	18
	4.	Identification and Prevention of Insider Information	18
	5.	Penalties for Insider Trading	19
IV.		GIFTS AND ENTERTAINMENT	19
	1.	Gifts	19
	2.	Entertainment	19
	3.	Prohibited Activities	20
V.		POLITICAL CONTRIBUTIONS	21
VI.		OUTSIDE BUSINESS ACTIVITIES	21
	1.	What is an outside business activity?	21
	2.	Disclosure	22
VII.		CONFIDENTIALITY	22
	1.	Information about the Firm, Clients, Investors, Related Parties, Employees and Others	22
	2.	Prior Employer’s Confidential Information and Trade Secrets	22

POLICIES & PROCEDURES			23
I.		REGISTRATION REQUIREMENTS	23
	1.	Form ADV	23
	2.	Annual and Other Form ADV Amendments	23
	3.	Brochure Rule	24
	4.	Other	24
	5.	Procedures	24
II.		SUPERVISION	25
III.		REGULATORY REPORTING	26

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	1.	Beneficial Ownership Reports	26
	2.	Institutional Investment Manager Reports	27
	3.	Insider Ownership Reports	27
	4.	Procedures	27
IV.		LIMITS ON AUTHORITY	28
V.		ANTI-MONEY LAUNDERING	29
	1.	AML Procedures	29
	2.	Office of Foreign Asset Control (“OFAC”)	33
	3.	Reliance upon Third Parties	33
	4.	Enhanced Due Diligence for Senior Foreign Political Figures	34
	5.	Foreign Shell Banks	34
VI.		INVESTOR COMPLAINTS	35
VII.		COMMUNICATIONS	35
	1.	Clients	35
	2.	Media / Press	36
	3.	Regulators	36
	4.	Social media	36
	5.	Procedures	37
VIII.		INVESTMENT ADVISORY CONTRACTS AND FEES	38
	1.	Generally	38
	2.	Content of Investment Advisory Agreements	38
	3.	Procedures	40
IX.		CLIENT REFERRALS AND SOLICITATION ARRANGEMENTS	41
	1.	Generally	41
	2.	ERISA Considerations	41
	3.	Indirect Payments for Client Referrals	41
	4.	Procedures	42
X.		DOCUMENTATION OF ACCOUNTS AND ACCOUNT OPENING	42
	1.	Suitability	42
	2.	Account Documentation and Information	42
	3.	Account Activation	44
	4.	Procedures	44
XI.		PRIVACY	45
	1.	Protected Information	45
	2.	Initial and Annual Notices	45
	3.	Content of Notices	46
	4.	Safeguarding Client Information	46
	5.	Procedures	46
XII.		CLIENT OPPORTUNITIES	48
	1.	Procedures	49
XIII.		ORDER ENTRY	49
	1.	Procedures	50
XIV.		ALLOCATION OF TRADES	50
	1.	Procedures	51
XV.		BEST EXECUTION	52
	1.	Procedures	52
XVI.		PROXY VOTING	53

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XVII.		CUSTODY	53
	1.	Procedures	55
XVIII.		VALUATION	56
	1.	Roles and Responsibilities	56
	2.	Valuation Procedures	57
XIX.		TRADE ERRORS & MODIFICATIONS	59
	3.	Errors Subject to the Procedures	59
	4.	Broker Errors	59
	5.	Procedures	60
XX.		CYBERSECURITY	62
	1.	Responsibility	62
	2.	Procedures	62
XXI.		BUSINESS CONTINUITY PLAN	63
XXII.		RECORD KEEPING	63
	1.	Procedures	65
XXIII.		Supplemental CTA Policies and Procedures Manual	73

Berenberg Asset Management LLC

Code of Ethics and Compliance Manual

INTRODUCTION

This document incorporates the Code of Ethics and the Policies and Procedures which make up the U.S. compliance program (“Compliance Program”) for those employees supervised by Berenberg Asset Management LLC (“BAM” or the “Firm”). BAM is a Delaware limited liability company organized in December 2013 and based in Chicago, Illinois. BAM’s sole member is Berenberg Americas LLC, which in turn is a wholly owned subsidiary of Berenberg Beteiligungsholding GmbH (“BBH”). BBH is the holding company for Joh. Berenberg, Gossler & Co. KG (“Berenberg Hamburg”), a German regulated bank. This Manual sets out BAM’s Code of Ethics and written supervisory procedures and is to be used by the Firm’s employees, in conjunction with U.S. federal securities laws, as a guide for compliance with applicable legal standards and internal Firm policies.

BAM provides investment advice in the United States that originates from its participating affiliate, Berenberg Hamburg, which is not registered as an investment advisor with the Securities & Exchange Commission (“SEC”) or in the United States. BAM will provide these advisory services pursuant to long-standing SEC no-action letters1 that allow BAM to offer the capabilities, infrastructure and expertise of Berenberg Hamburg to U.S. prospective clients without requiring Berenberg Hamburg to register provided BAM adheres to certain restrictions.

In BAM’s capacity as investment manager, BAM and its employees act as fiduciaries and owe a series of duties to BAM’s clients. These requirements include a general duty to act at all times in the clients’ best interest and avoid actual and apparent conflicts of interest. In addition, being a registered investment adviser (“RIA”) with the SEC requires BAM to comply with all substantive provisions of the Investment Advisers Act of 1940 (“Advisers Act”) and be subject to examination by the SEC.

This Manual applies to all directors, officers, employees and, where applicable, consultants of BAM, including all dual hatted employees based outside the U.S., who conduct advisory business on behalf of U.S. clients (collectively, “Covered Persons” or “Employees”). For the purposes of this Manual, BAM’s clients are the separate accounts that it will manage on behalf of U.S. institutions and prospects (“Clients”).

This Manual describes in general terms the U.S. requirements that Covered Persons must follow and the policies and procedures for complying with these requirements. While the Manual will not address non-U.S. regulations, it does apply to offices outside U.S. for any Covered Person who will provide advisory services to U.S. clients, unless otherwise specifically noted. In accordance with Unibanco line of guidance, those employees who provide such services will deemed to be dual hatted employees and subject to supervision by BAM Compliance and to the policies and procedures outlined here. The laws of other jurisdictions may apply with respect to BAM’s activities outside the U.S.

[1]

Uniao de Bancos de Brasileiros, SEC No-Action Letter (pub. avail. July 28, 1992); The National Mutual Group, SEC No-Action Letter (pub. avail. Mar. 8, 1993); Mercury Asset Management plc, SEC No-Action Letter (pub. avail. Apr. 16, 1993); Kleinwort Benson Investment Management Limited, SEC No-Action Letter (pub. avail. Dec. 15, 1983); Murray Johnstone Holdings Ltd., SEC No-Action Letter (pub. avail. Oct. 7, 1994); ABN AMRO Bank N.V., SEC No- Action Letter (pub. avail. July 1, 1997); Royal Bank of Canada et al., SEC No-Action Letter (pub. avail. June 3, 1998) (collectively, “Unibanco”).

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In addition, Berenberg Hamburg’s policies and procedures apply to all dual hatted employees.

The Firm may update this Manual to describe additions or changes to the Compliance Program as deemed appropriate.

1.	Chief Compliance Officer

The Firm has designated Daniel Renndorfer to serve as the Firm’s Chief Compliance Officer, and has vested complete authority in the Chief Compliance Officer to develop appropriate compliance policies and procedures, to enforce those policies and procedures and to report any violations directly to the senior management of the Firm. The Chief Compliance Officer may designate one or more qualified persons to perform any portion of his or her requirements under this Manual. Other employees with responsibilities under this Manual also may delegate to appropriate persons subject to their supervision (e.g., a portfolio manager may delegate certain responsibilities to a member of his or her portfolio management team).

The Chief Compliance Officer may make exceptions, on a case-by-case basis, to any of the provisions of this Manual upon a determination of the facts and circumstances involved. Approval of all such exceptions must be in writing.

Any review that is required to be completed by the Chief Compliance Officer or his designee under this Manual must be documented. The evidence of such review must include the date of such review.

Employees should contact the Chief Compliance Officer if they have any questions about this Manual or any other compliance-related matters.

The Chief Compliance Officer will review this Manual at least annually and, in light of legal and business developments and experience in implementing this Manual, make any changes deemed appropriate. The Chief Compliance Officer will document and maintain evidence that the annual review and update was completed.

2.	Purpose of Compliance Manual

The Firm is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisers Act and SEC rules impose requirements on the Firm to adopt a Code of Ethics and compliance policies and procedures. Rule 204A-1 under the Advisers Act requires every registered investment adviser to establish, maintain and enforce a Code of Ethics that at a minimum addresses personal trading by its “access persons.” Section 204A of the Advisers Act requires all registered investment advisers to have policies and procedures to detect and prevent insider trading. In addition, Rule 206(4)-7 requires registered investment advisers to adopt written compliance procedures, review the adequacy of those procedures annually, and designate a Chief Compliance Officer to review and implement those procedures. This Manual has been adopted by the Firm to comply with the Advisers Act and other applicable laws.

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Code of Ethics and Compliance Manual

3.	Legal and Regulatory Overview

As an investment adviser, the Firm is subject to principles of fiduciary duty, which are enforceable under both the Advisers Act and state law. These principles dictate that the Firm conduct its business in a manner that places the interests of Clients above the interests of the Firm.

The SEC has adopted detailed rules to implement the requirements of the Advisers Act. It requires investment advisers, such as the Firm, to be conscious as fiduciaries of any potential conflicts of interest, by virtue of affiliate relationships or otherwise, to assess potential risks to clients as a result of such conflicts, and to fully disclose such conflicts and risks to clients. In addition to disclosure requirements, the Advisers Act and SEC rules impose certain direct requirements on advisers’ conduct of their business, as set forth in this Manual.

Investment advisers are also subject to portions of the other federal securities laws. For example, under certain circumstances the Firm may be required to file reports as an institutional investment manager and reports of beneficial ownership under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the broad antifraud provisions of Section 10(b) of the Exchange Act, which prohibit making material misstatements or omissions in connection with the purchase or sale of securities, could give rise to civil liability if the Firm or its employees were to engage in such conduct.

The nature of our Clients may subject the Firm to additional regulatory schemes. As an example, if the Firm manages assets for employee benefit plans, it may become subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to those accounts. Thus, the Firm must ascertain whether a Client’s particular form of organization imposes any special regulatory requirements before undertaking to manage the Client’s assets.

The Firm is subject to examination by the SEC staff. If an employee receives any contact or inquiries from regulators, they must be referred to the Chief Compliance Officer.

The Firm is also registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity trading advisor (“CTA”) and is a member of the National Futures Association (“NFA”). The Firm’s activities as a CTA subject it to CFTC and NFA regulation and are outside the scope of this Manual and are covered separately.

4.	Violations and Remedies

Legal penalties for violating various SEC and other applicable laws and regulations can be severe, both for individuals involved in such unlawful conduct and for their employers. For example, breaches of insider trading proscriptions described in the Firm’s Code of Ethics can result in treble

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damages, jail sentences and other criminal sanctions. In addition, the full panoply of administrative sanctions available to the SEC under the Advisers Act may be imposed on the individual violator and/or the Firm, including:

•	censure;

•	cease and desist orders;

•	limitations on the activities, functions, or operations of the Firm;

•	suspension of the Firm’s registration for a specified period;

•	revocation of the Firm’s registration;

•	civil money penalties for an employee and/or for the Firm; and

•	bar and suspension of an employee from association with any investment adviser or other regulated entity.

5.	Employee Responsibilities

As a matter of Firm policy, compliance with this Manual is a condition of continued employment with the Firm. Covered Persons must report any violation of this Manual, including non-compliance with applicable rules and regulations, fraud, or illegal acts involving any aspect of the firms’ business, material misstatements in client records or reports or any activity that is harmful to clients, promptly to the Chief Compliance Officer. Covered Persons are required to report “apparent” or “suspected” violations in addition to actual or known violations. The Chief Compliance Officer will investigate any reported or suspected violation and report to the senior management the factual findings and recommend sanctions, where appropriate. Covered Persons are required to cooperate in any investigation. All reports will be treated confidentially to the extent permitted by law. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation.

Each Covered Person will be required to acknowledge having read (and must retain a copy of) this Manual. (See Appendix for Acknowledgement form.) At least once a year, each Covered Person will be required to complete the Annual Compliance Survey and Certification (see Appendix) and certify that such Covered Person has read and understood this Manual, has complied with its requirements, and has disclosed or reported all personal securities transactions required to be disclosed or reported.

This Manual is the property of the Firm and its contents are strictly confidential.

6.	How to Use This Manual

This Manual is presented in two sections. The first is the Code of Ethics, which sets forth the ethical and fiduciary principles and related compliance requirements under which the Firm must operate and the procedures for implementing those principles. The second section contains Policies and Procedures for compliance with other requirements imposed by applicable laws and regulations, including SEC rules. Use of the word “we” (or “our”) in this Manual refers to the Firm and all Covered Persons.

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Code of Ethics and Compliance Manual

Generally, for each topic in both the Code of Ethics and the Policies and Procedures, a summary of applicable legal requirements is provided, followed by a statement of the Firm’s policy on the issue. After this, the procedures through which the policy will be implemented are set forth. The goal is to specify who is responsible for compliance with the applicable legal and regulatory requirements and Firm policies and what each such responsible person must do reasonably to assure that the requirements and policies are satisfied.

7.	Definitions: for Purposes of this manual as defined by Rule 204A-1 and 17j-1

Access Person includes any supervised person who:

•

Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage

•	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic

Automatic Investment/Dividend Reinvestment Plan means a program in which regular periodic purchases or withdrawals are made automatically in (or form) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan. This includes fixed interest securities.

Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. You have a “Beneficial Ownership” of a Reportable Security when you or a Family Member, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

•	The opportunity, directly or indirectly, to profit or share in the gains, losses, dividends or interest obtained from a Reportable Security transaction.

A Covered Person is considered to be the beneficial owner of an account: 1) in which he or she has any financial interest or ability to exercise control; 2) of any account belonging to immediate family members (including any relative by blood or marriage) sharing the Covered Person’s household; or 3) of an account of any person to whom a Covered Person provides substantial financial assistance (50% or more).

Client refers to any person or entity for which BAM manages investments or otherwise acts as investment adviser or subadvisor.

Control has the same meaning as in section 2(a)(9) of the 1940 Act.

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Code of Ethics and Compliance Manual

Covered Person—means any officer, director, trustee or employee of BAM, including:

•	All BAM employees based in the U.S.

•	“Dual hatted” employees employed by Berenberg Hamburg and based abroad

•	Berenberg Hamburg employees providing investment services to U.S. investors, and

•	Certain consultants, agents and temporary workers

Covered Securities includes (i) Any security except direct obligations of the U.S. government; (ii) bankers acceptances, CDs, commercial paper and high quality short-term debt (including repurchase agreements); (iii) shares of open end funds other than fund/funds managed by the Adviser.

Discretionary Account means a Reportable Account over which:

•	You or a Family Member has no direct or indirect influence or control and

•	A person or entity not subject to the Code has sole investment power.

Dual Hatted—Employees of BAM based outside the U.S., who conduct advisory business on behalf of U.S. clients (collectively, “Covered Persons” or “Employees”). For the purposes of this Manual, all dual hatted employees of BAM are Supervised, Covered and Access Persons.

Family Members means the person’s immediate family (including any relative by blood or marriage) sharing the same household.

Federal Securities Laws means the Securities Act of 1933; Securities Exchange Act of 1934; Sarbanes Oxley Act of 2002; Investment Company Act of 1940; Investment Advisers Act of 1940; Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder by the Commission or the Department of the Treasury.

Fund means an investment company registered under the Investment Company Act of 1940.

Immediate family means son, daughter (including a legally adopted child) or any descendants of either, stepson or stepdaughter, son-in-law, daughter-in-law, father or mother or any ancestor of either, stepfather or stepmother, mother-in-law or father-in-law, siblings or siblings-in-law, and spouse or “domestic partner.”

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Company Sub Advisor – A money manager who works outside of the fund and is hired by the fund manager to help with an investment portfolio. These subadvisors are allowed to manage all or some of the fund’s assets, and usually are given a set of investment objectives to adhere to when selecting securities.

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Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

Reportable Account is an account at a broker, dealer, bank or other financial institution in which the access person has any direct or indirect Beneficial Ownership and transactions in Reportable Securities may be executed. These accounts include retirement plan accounts, such as 401(k) and 403(b) plans, if the account can execute transactions in a Reportable Security.

Reportable Fund Any Fund for which the Adviser serves as investment adviser as defined in the Investment Company Act of 1940. Any Fund whose investment adviser controls, is controlled or is under common control with the Adviser.

Reportable Security means any security not specifically excluded below:

Examples of Reportable Securities (not all inclusive)

•	In general, any interest or instrument commonly known as a “security” Stock

•	Shares of any exchange traded fund (“ETF”)

•	Shares of any closed-end fund

•	Shares of any “Limited Offering”

•	Interests in limited partnerships and limited liability companies

•	Options, futures, swaps and other derivatives

•	Notes, Bond, debenture or evidence of indebtedness

•	Municipal bond

Reportable Security does NOT include:

•	Direct obligations of the U.S. Government, such as U.S. bonds or treasuries;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements);

•	Shares issued by money-market funds

•	Share issued by open-end funds (both United States and Europe)

•	Shares in fixed interest securities

•

Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies (such as some variable annuities or other variable life insurance products) where none of the open-end investment companies are advised or sub-advised by BAM or their related entities.

Supervised Persons include:

1.	Directors, officers, and managing partners of the adviser (or other persons occupying a similar status or performing similar functions)

2.	Employees of the adviser

3.	Any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control

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Code of Ethics and Compliance Manual

CODE OF ETHICS

I.	STANDARDS OF CONDUCT

The Firm is a fiduciary of its Clients, which includes any Funds that the Firm is a sub adviser and provides sub advisory services and owes each Client an affirmative duty of good faith and full and fair disclosure of all material facts. This duty is particularly pertinent whenever the adviser is in a situation involving a conflict or potential conflict of interest. The Firm and all Covered Persons must affirmatively exercise authority and responsibility for the benefit of Clients and may not participate in any activities that may conflict with the interests of Clients except in accordance with this Manual.

Personnel who are considered Covered Persons under the BAM Code of Ethics (the “Code”) include the following:

•	All BAM employees based in the U.S.

•	“Dual hatted” employees employed by Berenberg Hamburg and based abroad

•	Berenberg Hamburg employees providing investment services to U.S. investors

•	Certain consultants, agents and temporary workers

Covered Persons are considered “Access Persons” as defined by the Advisers Act and are required to adhere to all policies and to report to BAM as described herein. Generally, employees of Berenberg Hamburg who do not provide investment advice or do not have access to U.S. client information and temporary or contract workers are excluded from the requirements of the Code and are not Covered Persons.

In addition, we must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Clients. BAM requires all Covered Persons to conduct all business dealings in an ethical fashion and to abide by not only the technical requirements of this Code, but also to the spirit in which it is intended.

BAM holds to the following principles:

We are fiduciaries – at all times we place the interests of our clients first

•	No employee should take inappropriate advantage of his or her position

•	Information concerning client transactions, holdings and financial circumstances is confidential

•	We maintain and exercise independence in our investment decision-making process

•

All personal securities transactions will be conducted in such a manner as to be consistent with the Code of Ethics and to avoid any actual or potential conflict of interest or any abuse of our position of trust and responsibility

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Covered Persons are required to abide by all applicable federal securities laws. Policies concerning these securities laws are discussed in greater detail in this Manual. Covered Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client to:

•	Defraud a client in any manner

•	Mislead a client, including by making any statement that omits material facts

•	Engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit on a client

•	Engage in any manipulative practice with respect to a client

•	Engage in any manipulative practice with respect to securities, including price manipulation

•	Favor the interests of one client over another client

•	Profit personally, directly or indirectly, as a result of knowledge about a security or a transaction.

II.	PERSONAL ACCOUNT DEALING AND TRADING

The Advisers Act requires that each SEC-registered investment adviser adopt and maintain policies and procedures that require the adviser’s Covered Persons to report their transactions and holdings periodically to the Chief Compliance Officer and requires the adviser to review these reports. Personal investments must be consistent with the Firm’s mission to always put Client interests first. All Covered Persons must comply with BAM policies regarding personal account dealing and trading.

1.	Outside Accounts

BAM permits Covered Persons to maintain securities accounts where they have any direct or indirect beneficial ownership at BAM and other financial institutions under certain circumstances.

All outside accounts are reportable except:

•	401(k) and 403(b) or foreign pension plan accounts that can only hold mutual funds and exchange traded funds (“ETFs”)

•	Accounts held directly at mutual fund companies

•	Variable annuities held directly at the carrier

•	Accounts held directly at 529 plans

All other outside accounts must be disclosed within 10 days of becoming a Covered Person and certified to on an annual basis within 30 days of year end. Any changes to existing accounts must be disclosed promptly to the Chief Compliance Officer. Covered Persons must also notify the Chief Compliance Officer of, and receive prior written approval for, any new accounts. For any pre-approved account established during the quarter, the Covered Person must disclose the report date, date the account was established, and name of the broker-dealer/bank.

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2.	Personal Trading

Covered Persons who wish to effect a transaction in a Reportable Security, must obtain preclearance for the transaction from the Chief Compliance Officer. To the extent possible, a decision on the permissibility of the trade will generally be rendered by the end of the trading day on which the request is received. Any approvals will be effective until the end of the next trading day unless otherwise specified.

Covered Persons may transact in non-Reportable Securities in any outside accounts that have been approved by the Chief Compliance Officer without preclearance.

All securities are reportable (“Reportable Securities”), except:

•	Direct obligations of the U.S. government

•

Money market instruments (bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments), where “high-quality short-term debt instrument” is defined to mean any instrument having a maturity at issuance of fewer than 366 days and which is rated in one of the highest two rating categories by a nationally recognized statistical rating organization, or which is unrated but is of comparable quality

•	Shares issued by money market funds

•	Shares issued by open-end mutual funds (both United States and Europe)

•

Shares issued by open-end unit investment trusts that are invested exclusively in one or more open-end investment companies (such as some variable annuities or other variable life insurance products) where none of the open-end investment companies are advised or sub-advised by BAM or their related entities

Transactions effected pursuant to an automatic investment plan that has been approved by the Chief Compliance Officer are exempt from preclearance so long as no changes to the plan occur.

Purchases of limited or private offerings require pre-approval from the Compliance Department prior to proceeding with a transaction. BAM prohibits Covered Persons from acquiring any securities in an initial public offering without prior written approval from the Compliance Department.

Covered persons are required to adhere to BAM policy concerning restricted trading periods that may be in place from time to time. This policy may prohibit Covered Persons from engaging in transactions in securities on BAM’s blackout list until the stated blackout period has passed.

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3.	Prohibited Transactions

•	No Covered Person may trade in a Reportable Security without first obtaining preclearance, unless otherwise exempt.

•	No Covered Person shall transact on the basis of material non-public information.

•	No Covered Person shall transact in any U.S, or European small or mid-cap securities, including ETF’s

•

No Covered Person shall engage in significant short-term trading activity, especially day-trading, except for the purpose of avoiding extensive losses. Short-term trading is generally defined as engaging in a purchase and sale of a security within 15 days. Significant will be defined as more than one (1) short-term trade per month during a 12 month period. However, the Chief Compliance Officer reserves the right to review employee trades and may determine that either more or less activity may constitute short-term trading at the Chief Compliance Officer’s discretion.

Pre -Clearance

Pre- clearance approval will expire one business day after the date the authorization is granted. If the trade instruction is not placed before such pre-clearance expires, the Covered Person is required to again obtain pre-clearance for the trade. In addition, if before placing the trade instructions, the Covered Person becomes aware of any additional information with respect to a transaction that was pre-cleared, Covered Persons shall not proceed further with the trade, without submitting a new pre-clearance request.

Covered Persons are not required to pre-clear the following types of transactions:

•	Treasury securities issued by G8 countries (Canada, France, Germany, Italy, Japan, Russia, United Kingdom and United States)

•	Shares of stock listed on any Large Cap Index (e.g. Dax 30, S& P 500, Dow Jones 30, FTSE 100)

•	Shares of an Exchange Traded Fund that tracks a Large Cap Index

•	Purchases or sales which are executed without the knowledge of the Covered Person. (e.g. inheritance, stock split, etc…)

•	Transactions effected for, and Reportable Securities held in, an account over which the Covered Person has no direct or indirect influence or control:

•	Purchases which are part of an Automatic Investment Plan or DRIP or other regular investment in a selected security or securities subject to pre-approval of the first purchase under the scheme;

•	For those Covered Persons residing outside the United States, registered open ended investment vehicles within their respective jurisdictions which are not advised or sub-advised by BAM;

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•

Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

•	Spot Currency transactions are not considered Reportable Securities and as such are not subject to this requirement ,

4.	Periodic Reporting – Covered Persons

All Covered Persons are required to report security holdings and transaction information for Reportable Securities to BAM on a periodic basis

Initial and Annual Holdings Reports. All Covered Persons must disclose all

Reportable Securities in any outside account no later than 10 days after becoming an Access Person, and annually thereafter during the month of January. Each such report must be current as of a date no more than 45 days before the report is submitted. For each Reportable Security the report must include the title and nd type of financial instrument, ticker symbol or CUSIP, number of shares, and the principal amount of each Reportable Security. The report must also include the name of any broker, dealer or bank with which the Covered Person maintains an account in which any Reportable Securities are held for the Covered Person’s direct or indirect benefit. The report must also include the date the Covered Person submits the report.

Quarterly Trade Reporting Requirements. All Covered Persons must submit to the Chief Compliance Officer within 30 days after the end of the quarter in which such transaction occurs a report of every transaction in Reportable Securities, as described above, in which the Covered Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. The dated report shall include the name and type of financial instrument, date of the transaction, nature of the transaction(buy/sell), ticker symbol or CUSIP, interest rate and maturity date (for fixed income securities), quantity, price, principal amount and bank, broker-dealer or financial institution through which the transaction was effected. The requirement will generally be satisfied by the sending of duplicate confirmations to the Chief Compliance Officer of trades and monthly account statements for all accounts in which a Covered Person has a beneficial interest. If there are Reportable Securities that do not appear on the confirmations or account statements (e.g., a private placement approved by the Chief Compliance Officer), employees must independently report such securities.

In lieu of Quarterly Transactions Reporting requirements (listed above) BAM allows Covered Persons to provide duplicate trade confirms and account statements. Such duplicates must be received no later than 30 days after the end of each calendar quarter and must reflect all transactions in Reportable or Covered Securities during the quarter.

Managed Accounts are accounts over which a Covered Person has no direct or indirect influence or control, meaning that the Covered Person has no discretion to trade in the account, and the account is being managed by an investment adviser or broker dealer. If any Covered Person has a Managed Account they will be required to submit quarterly transaction reports or duplicate statement copies. In addition, they will be required to complete the Non – Discretionary Managed Accounts Disclosure. (Attachment A)

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Transactions effected pursuant to an automatic investment plan that has been approved by the Chief Compliance Officer are considered exempt from quarterly reporting requirements so long as no changes to the plan occur. However, an annual holdings report must be filed within 30 days of year-end.

5.	Periodic Reporting – Wilmington Trust

As a sub advisor to the Wilmington Trust Funds, BAM has quarterly reporting and procedural obligations which include:

•	Provision requiring the Fund and Adviser to use reasonable diligence and institute procedures reasonably necessary to prevent violations of its Code of Ethics.

•

Provision requiring the Fund’s Board of Directors to approve the Code of Ethics for the Fund as well as the Code of Ethics for the Adviser (if separate) prior to retaining the services of the Adviser. Prior to approval the Board must receive a certification from the Adviser that is has adopted procedures reasonably designed to prevent Access Persons from violating the Fund’s and/or Adviser’s Code of Ethics.

•	Provision requiring that any material changes to the Fund’s and/or Adviser’s Code of Ethics must be approved by the Fund’s Board within 6 months after adoption of the material change.

•

Provision requiring the Fund (other than a UIT — defined below) and the Adviser to provide the Fund’s Board of Directors with a written report that describes any issues arising using the Code of Ethics or procedures since its last report including but not limited to any material violations of the Code or procedures and sanction imposed. This written report must be updated no less than annually and must include a re-certification that the Fund and Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

•

Provision requiring each Fund and Adviser to implement procedures by which appropriate management or compliance personnel review all Holdings/Transactions Reports submitted by Access Persons (explained below).

•	Provision requiring each Fund and Adviser to identify all Access Persons and inform them of their Holdings/Transactions Reporting obligations.

The above obligations are fulfilled by monitoring Code of Ethics reporting via a third-party software system, My Compliances Office or through the quarterly reporting submitted to the Fund’s Board.

III.	INSIDER TRADING

In the course of business, BAM and its employees may have access to various types of material non-public information about issuers, securities or the potential effects of the Firm’s over investment and trading on the market for securities. Covered Persons may not trade a security while in the possession of material non-public information, either personally or on behalf of others

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nor may Covered Persons communicate material non-public information to others. This conduct is frequently referred to “insider trading.” The Firm’s insider trading prohibitions apply to all Covered Persons and extend to activities within and outside their duties as employees of the Firm.

1.	Who is an insider?

The concept of “insider” is broad and includes officers, directors and employees of a company. In addition, a person can become an insider if he or she enters into a special confidential relationship with the company and is given access to information solely for the company’s purpose (e.g., attorneys, accountants, consultants, advisors).

2.	What is Material Information?

“Material information” is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a security.

3.	What is Non-public Information?

Information is considered non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is available to the general public. For example, a press release, an SEC filing, an article in The Wall Street Journal or other publications of general circulation.

4.	Identification and Prevention of Insider Information

If a Covered Person believes that he or she is in possession of information that is material and non-public, or has questions as to whether information is materials and non-public, the following steps should be taken:

•	Immediately report the matter to the Chief Compliance Officer.

•	Do not trade in the security or a related-security on behalf of yourself or others.

•	Do not communicate the information inside or outside the Firm other than to the Chief Compliance Officer.

If it is determined that a Covered Person is in possession of material non-public information, the Chief Compliance Officer will place the security on the Firm’s restricted list. All decisions about whether to restrict a security, or remove a security from restriction, shall be made by the Chief Compliance Officer. Restrictions on securities also extend to derivatives, rights and warrants relating to such securities.

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5.	Penalties for Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers and may include civil penalties up to three times the amount of any profit gained or loss avoided. Additionally, willful violations may result in other significant criminal penalties, including fines up to $5 million and/or imprisonment up to 20 years for an individual and fines up to $25 million for a business. A person can be subject to some or all of the applicable penalties even if he or she does not personally benefit from the violation.

IV.	GIFTS AND ENTERTAINMENT

The giving or receiving of gifts or other items of value to or from persons doing business or seeking to do business with the Firm could call into question the independence of its judgment as a fiduciary of its clients. Therefore, the overriding principle is that Covered Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Covered Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the Firm or the Covered Persons.

1.	Gifts

On occasion, because of an employee’s position with the Firm, an employee may be offered, or may receive, gifts or other forms of non-cash compensation from a client, prospective client, or any person or entity that does or seeks to do business with the Firm. Extraordinary or extravagant gifts are not permissible and must be declined or returned, absent approval by the Chief Compliance Officer. Gifts of a nominal value not exceeding $100 USD annually may be accepted.

Similarly, Covered Persons may give gifts of an aggregate value not exceeding $100 USD per recipient per year to clients, prospective clients, or any person or entity that does or seeks to do business with the Firm on occasions when gifts are reasonable and customary.

2.	Entertainment

On occasion, Covered Persons may provide or accept reasonable entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with the Firm, provided there is a business purpose for the entertainment and both parties are present and attend the event. To the extent that one of the parties is not present, the occasion will be treated as a gift and the gift rules discussed in the previous section shall apply. In addition to the policies and procedures outline herein, please refer to BAM’s Travel and Entertainment Policy for further guidelines.

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3.	Prohibited Activities

Covered Persons should keep in mind the following prohibited activities when given or receiving gifts and/or entertainment:

•	Under no circumstances shall a Covered Person solicit gifts or gratuities from clients, prospective clients, or any person or entity that does or seeks to do business with the Firm.

•

Covered Persons may not give or accept any gifts with an aggregate value in excess of $100 USD per year to or from any a client, prospective client, or any person or entity that does or seeks to do business with the Firm. If a Covered Person receives a gift with a value in excess of $100 USD, the Chief Compliance Officer must be notified immediately so as to determine the best course of action. Generally, the Covered Person will be required to return the gift. However, at the discretion of the Chief Compliance Officer and in situations where returning the gift would not be remedial (e.g., the gift is custom engraved), the Covered Person may be allowed to make a donation to charitable organization in the amount of gift or may elect to purchase the item directly from the giving party.

•	The giving or receiving of any cash or cash-equivalent gift (e.g., gift cards, vouchers, checks, etc.), regardless of value, is strictly prohibited.

•

No Covered Persons may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of the adviser.

•	Covered Persons may not make any payments or other account adjustments to Clients in order to resolve any type of complaint. All such matters must be handled by the Chief Compliance Officer.

•

ERISA prohibits the acceptance of fees, kickbacks, gifts, loans, money and anything of value that is given with the intent of influencing decision-making with respect to any employee benefit plan. The acceptance or offering of gifts, entertainment or other items may be viewed as influencing decision-making and, therefore, unlawful under ERISA.

Many public employee benefit plans are subject to similar restrictions. Covered Persons should never offer gifts, entertainment or other favors to ERISA clients or prospects without the Chief Compliance Officers approval.

•	Any gifts or entertainment to U.S. and foreign public officials, including elected officials or those working for semi-governmental entities, must be pre-approved by the Chief Compliance Officer.

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V.	POLITICAL CONTRIBUTIONS

The Advisers Act requires BAM to implement a policy against “pay-to-play” practices. Such practices are those where RIAs or their employees make direct or indirect payments to state and local government officials which are perceived to improperly influence the award of government investment business. Such payments could occur by contributing to a political campaign or political action committee (“PAC”) or through gifts and entertainment to government or elected officials, addressed in Section IV above.

Rule 206(4)-5(a)(1) generally prohibits a RIA from receiving compensation for providing advice to a government entity within two years after a contribution to an official of the government entity has been made by the adviser or by any of its covered associates (the “Two-Year “Time Out” Rule”).

As a result of the Two-Year “Time Out,” no Covered Person may make a contribution to a local, state or federal political campaign, PAC without written pre-approval from the Chief Compliance Officer. Please note that many dinners and events are sponsored on behalf of a political campaign. Purchasing tickets to such events requires pre-approval from the Chief Compliance Officer.

VI.	OUTSIDE BUSINESS ACTIVITIES

Our fiduciary duties to Clients dictates that the Firm and its Covered Person devote their professional attention to the Client interests above their own and those of other organizations. Accordingly, Covered Persons may not engage in any outside business activities without the prior written consent of the Chief Compliance Officer. Generally, Covered Persons are prohibited from engaging in outside business or investment activities that may interfere with their duties with the Firm.

1.	What is an outside business activity?

Outside business activity includes any business enterprise, whether for compensation or not, that is outside the scope of the Covered Person’s duties to the Firm. These activities include, but are not limited to:

•	providing investment advisory or financial services;

•	acting as a proprietor, partner, officer, director, trustee, consultant, employee, agent or having any financial interest in another business or organization;

•

non-compensated positions where a Covered Person is acting in a fiduciary capacity (e.g., treasurer, power of attorney, charitable trust officer or director for a non-profit company) other than with respect to a family member;

•	business affiliations, including directorships of private companies, consulting engagements, or public/charitable positions;

•	speaking engagements (whether compensated or not);

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•	any other activity where the Covered Person is to receive compensation (e.g. part-time employment, writing a novel);

•

any other activity where the Covered Person is to give opinions, thoughts or advice on investments, securities, markets, strategies or related topics (e.g., lecturing at a university, writing a blog, article, white paper or book).

Non-compensated volunteer activities, such as service at a food kitchen or an animal shelter does not need to be disclosed.

2.	Disclosure

Employees should disclose to the Chief Compliance Officer, in writing, any outside business activity as defined above within 10 days of becoming a Covered Person. Prior to undertaking any new activities, the Covered Person must obtain written approval from the Chief Compliance Officer. Activities that present a clear conflict of interest or could harm the reputation of the Firm will not be permitted. Certain activities may require additional reporting at the discretion of the Chief Compliance Officer.

VII.	CONFIDENTIALITY

During the course employment, Covered Persons may have access to confidential information related to BAM’s business. “Confidential Information” is any and all non-public, confidential or proprietary information in any form concerning the Firm or its Clients or any other information received by the Firm from a third party to whom the Firm has an obligation of confidentiality. Confidential Information may be in written, graphic, recorded, photographic or any machine-readable form or may be orally conveyed to the Firm or its employees.

1.	Information about the Firm, Clients, Investors, Related Parties, Employees and Others

Information related to the BAM’s business includes information about BAM, as well as information related to the BAM’s models, investments, clients, investors, related parties, independent contractors and employees. You may also have access to confidential information about competitors in the industry. You may not, either during your period of service to the BAM or thereafter, directly or indirectly use or disclose to anyone any such confidential information, except as permitted by this Manual or other applicable policies. It is impermissible to share confidential information obtained regarding a third party with anyone outside of BAM, including another division of Berenberg Hamburg, except when a party has signed a confidentiality agreement.

2.	Prior Employer’s Confidential Information and Trade Secrets

Do not disclose to BAM, or use during your employment at BAM, any confidential or proprietary information or trade secret of a prior employer, unless the information or trade secret is then public information through no action of your own or unless previously agreed to by the prior employer. In addition, you must not encourage outside parties to share information that may be confidential or proprietary to their employer or their employer’s trade secrets with you.

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All originals and copies of Confidential Information are the sole property of the Firm. Upon the termination of employment for any reason, or upon the request of the Firm at any time, each Covered Person will promptly deliver all copies of such materials to the Firm. During employment with the Firm and at all times thereafter, no Covered Person will remove or cause to be removed from the premises of the Firm any of the foregoing property, except in furtherance of his or her duties as a Covered Person.

POLICIES & PROCEDURES

I. REGISTRATION REQUIREMENTS

The disclosure requirements of the Advisers Act are designed to ensure that Clients and prospective Clients receive material information about the Firm and to prevent the Firm from perpetrating fraud or deceit upon its Clients. The Advisers Act and its rules prescribe disclosures that must be made in the Firm’s brochure (Form ADV, Part II).

1.	Form ADV

Pursuant to Rule 204-1, BAM must maintain the accuracy of the information provided in its Form ADV. Form ADV is divided into two parts (Part I and Part II). Part 1A requests certain basic information about the Firm and its business, including its executive officers and owners, numbers and types of Clients, and amount of assets under management.

Part II of Form ADV requires information concerning the Firm’s business, including a description of advisory services provided and fees charged, the types of Clients to which the Firm generally provides services, the types of securities on which the Firm provides advice, the Firm’s methods of security analysis, sources of information and investment strategies, any standards of education or business experience required of those involved in giving investment advice to Clients, the education and business background of members of the Firm’s investment committee, material activities of the Firm, financial industry affiliations of the Firm, the nature of the Firm’s participation or interest in Client securities transactions, and brokerage placement practices, including soft dollar arrangements.

2.	Annual and Other Form ADV Amendments.

All amendments to the Firm’s Form ADV reflecting changes in its operations, policies, procedures or management must be filed timely, in accordance with the following requirements:

•

Form ADV must be amended “promptly” to reflect (i) any changes in Items 1 (identifying information), 3 (form of organization), 9 (custody), or 11 (disciplinary information) of Part 1A; or (ii) any material change in Items 4 (successions), 8 (participation or interest in client transactions), or 10 (control persons) of Part 1A or any part of the adviser’s brochure (Part 2A) or brochure supplement (Part 2B) become materially inaccurate. While there is no formal definition of the meaning of “promptly,” the industry generally uses 30 days as a rule, and the SEC staff has informally stated this as a standard.

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•

The Form ADV must be amended and updated annually within 90 days after the end of its fiscal year. Changes to Parts 1 and II of the Firm’s Form ADV other than as described above are to be filed at the time of the annual amendment.

3.	Brochure Rule

The Firm is required by Advisers Act Rule 204-3 to deliver to Clients a written disclosure statement containing the same information required to be disclosed in Part II of Form ADV. The Firm may either submit the actual Part II to Clients, or provide a separate narrative statement containing all the information that appears in Part II. The Firm must initially deliver this information not less than 48 hours prior to entering into an investment advisory contract or, as an alternative, may deliver this “brochure” at the time the Client enters into the contract, if the Client is given the right to terminate the contract without penalty within five business days after entering into it.

The brochure rule also requires the Firm annually to deliver or offer in writing to deliver to existing Clients an updated version of the information in the brochure or Form ADV Part II if there are material changes in the brochure since the prior annual amendment.

Amendments to the brochure must be delivered to clients promptly if the amendment adds a disclosure of an event, or materially revises information already disclosed about an event, in response to Item 9 (Disciplinary Information).

4.	Other

Disclosures made in the Firm’s Form ADV may appear or be used in other documents or communications to Clients or prospective Clients. Other contracts, marketing materials, and offering documents must be evaluated to assess their impact and consistency with the Firm’s Form ADV disclosures.

While there is no general requirement that all amendments to Form ADV be provided to Clients at the time filed. The Chief Compliance Officer should consider, however, whether any amendment is sufficiently material that Clients would be misled in continuing their relationship with the Firm without benefit of the information in the amendment.

Brochures must be sent to Clients within seven days after a request for the brochure is received.

5.	Procedures

Brochure Delivery. The Chief Compliance Officer will be responsible for delivering (or monitoring delivery of) a current copy of the Form ADV, Part II (or equivalent brochure) to Clients not less than 48 hours prior to entering into an investment advisory contract or, at the time the Client enters into the advisory agreement, if the Client is given the right (generally set forth in the advisory agreement) to terminate the agreement without penalty within five business days after entering into it. Evidence of such delivery will be maintained in accordance with recordkeeping rules.

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The Form ADV, Part II (or equivalent brochure) must be sent to Clients and investors within seven days after a request for the brochure is received or after an amendment to the brochure requires delivery. The names of Clients and investors and evidence of the delivery of the Form ADV, Part II (or equivalent brochure) shall be maintained by the Chief Compliance Officer.

Annual Update of Form ADV. The Firm must prepare an updated Form ADV each year within 90 days after its fiscal year end. The Chief Compliance Officer has responsibility for collecting information necessary for the annual update of Form ADV and for filing with the IARD. The Chief Compliance Officer also will be responsible for the filing of Form ADV Part 1 and II and for the payment of the appropriate funds to IARD to cover filing fees, which are based on the Firm’s assets under management.

Annual Offer of Brochure. The Chief Compliance Officer has responsibility for overseeing that the current version of the Firm’s Form ADV, Part II (or equivalent brochure) is offered annually to Clients.

Evidence of the annual offer and the delivery of the Form ADV, Part II (or equivalent brochure) shall be maintained by the Chief Compliance Officer.

II.	SUPERVISION

Violations of the Advisers Act or any of the other laws, rules and regulations to which BAM is subject may result in penalties being imposed on the Firm, its supervisors, and/or its employees by one or more regulatory authorities, and, in addition, may subject the Firm, its supervisors, and/or its employees to civil and criminal liability. Civil penalties may be severe, including life-long expulsion from the securities industry and significant monetary fines.

As such, BAM has described herein a framework for Covered Persons to engage in business with U.S. Clients. Effective supervision is an integral part of achieving BAM’s goals, and the procedures described herein are meant as basic guidance through which supervisors oversee BAM’s activities. It is a potential violation of law for BAM and/or its designated supervisor to fail to implement or enforce these procedures.

Supervision may be delegated to others where appropriate, however, designated supervisors are responsible for the ultimate supervision of an assigned area. More detailed guidance for supervisors and employees may be available for some of the topics covered in the Manual, and other may be promulgated from time to time. In addition, some teams may choose to issue specialized guidance as of their own.

If a supervisor discovers any violations of BAM’s policies and procedures, or if the supervisor discovers any “red flags” suggesting a possible violation of Firm policies or procedures or of securities laws and regulations, then that supervisor shall promptly discuss the matter with the Chief Compliance Officer. The Chief Compliance Officer shall promptly investigate the matter

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and take such action, if any, as he or she believes is appropriate to prevent any further violations while the investigation is ongoing. Such action may include, but is not limited to, subjecting the suspected employee(s) to enhanced supervision, implementing revised procedures, or temporarily removing the suspect employee(s) from his or her position until the investigation is complete. Once the investigation is complete, the Chief Compliance Officer shall report the results of the investigation to the Firm’s other executive officers with his or her recommendation regarding the action, if any, to take. Any action will be implemented collectively by the executive officers.

1.	Review of Other Offices

On an at least annual basis, the Chief Compliance Officer shall conduct a review of all offices outside BAM’s principal office and place of business (Chicago, Illinois U.S.) conducting investment advisory business for U.S. clients, including but not limited to Hamburg, Germany. When the Chief Compliance Officer is based in Germany, he or she will review the Chicago, Illinois office on an annual basis.

III.	REGULATORY REPORTING

1.	Beneficial Ownership Reports

Section 13(d) of the Exchange Act requires any person, or group of persons acting in concert, who acquire beneficial ownership of more than 5% of a class of an issuer’s equity securities to file a Schedule 13D with the SEC, each national securities exchange on which the securities are listed and the issuer within 10 days of exceeding the 5% ownership level.

The purpose of Section 13(d) is to alert the marketplace to shifts in ownership that may signal a change in control of a public company. For purposes of Section 13(d), an equity security is defined to include (i) any equity security registered under Section 12 of the Exchange Act (this includes all public listed companies and certain others with more than 500 shareholders), (ii) any equity security of certain insurance companies, and (iii) any equity security issued by a registered closed-end investment company. Schedule 13D must be amended promptly upon the occurrence of any material change, including the purchase or sale of 1% of the class of securities.

Certain institutional investors, including investment advisers, who have acquired equity securities in the ordinary course of business and not with the purpose or effect of changing or influencing control of the issuer may file a short form report of beneficial ownership on Schedule 13G. This report must be filed within 45 days after the end of the calendar year in which the adviser becomes the beneficial owner of more than 5% of the issuer’s equity securities, within 10 days after the close of any month in which the adviser becomes the beneficial owner of more than 10% of a class of equity securities, or within 10 days after the end of any month in which the adviser’s beneficial ownership increases or decreases by 5% or more of the outstanding securities in the class. The adviser must amend its Schedule 13G annually to reflect changes in the information therein.

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As a matter of policy, the Firm does not invest on behalf of Clients with the intention of affecting control of issuers. The acquisition of more than 5% of the equity securities of an issuer by the Firm for its Clients would be rare, and would occur only in the ordinary course of business as an adviser and not with the purpose of effecting control of the issuer. Accordingly, the Firm does not anticipate the filing of any Schedule 13Ds, and anticipates rarely, if ever, filing Schedule 13Gs.

2.	Institutional Investment Manager Reports

For each quarter in which the Firm exercises investment discretion with respect to $100 million or more in securities subject to Section 13(f) of the Exchange Act, the Firm files a Form 13F with the SEC. Form 13F securities are generally equities and traded on a national securities exchange or quoted on Nasdaq (“Section 13(f) Securities”) and some convertible debt securities. The obligation to file a Form 13F arises at the end of the first calendar year in which the Firm exercises discretion over Section 13(f) Securities with a market value of at least $100 million as determined at the end of any month during the preceding year and will continue as long as the Firm continues to have such discretion.

3.	Insider Ownership Reports

Section 16 of the Exchange Act imposes reporting requirements on directors, officers and shareholders that own more than 10% of a public company with regard to their transactions in the equity securities of that company. The purpose of this provision is to alert the marketplace to the trading activity of corporate insiders, who by virtue of their positions, may be expected to have knowledge of the company’s business and operations. Any person who becomes a greater than 10% shareholder must file a Form 3 with the SEC within 10 days. Thereafter any transactions by that person in the issuer’s securities must be reported on Form 4 by 10:00 p.m. on the second business day after the transaction. The 10% shareholder must file a Form 5 within 45 days after the end of the issuer’s fiscal year to report exempt transactions and any previously unreported transactions in the issuer’s securities.

The Firm might initially be deemed to be a beneficial owner of more than 10% of a company’s shares if it purchased such an amount for Client accounts, because it has voting or investment power with respect to such securities. However, there is an exemption from the reporting requirement for advisers who acquire the threshold amount of securities in a fiduciary capacity, in the ordinary course of business and not with the purpose or effect of changing or influencing control of the issuer.

The Firm does not anticipate acquiring more than 10% of the securities of any public company, and would only do so in a fiduciary capacity in the ordinary course of business and without the intention of changing or influencing control of the issuer. Accordingly, the Firm does not anticipate filing Forms 3, 4 or 5.

4.	Procedures

Responsibility. The Investment Operations team will provide a quarterly report of (1) all the equity positions held by U.S. accounts and (2) regulatory assets under management of each U.S. account to the Chief Compliance Officer. The Chief Compliance Officer is responsible for monitoring

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compliance with and making any of the regulatory filings described in this section with the SEC in a timely manner. All filings with the SEC described in this section must be filed electronically using the SEC’s EDGAR electronic filing system. It is expected that the Portfolio Management team will notify the Chief Compliance Officer prior to entering into a sizeable equity position in any U.S. portfolio.

Schedule 13D and 13G. The Chief Compliance Officer will monitor the Firm’s trading to determine whether any Schedule 13D or 13G filing is required and will prepare any required Schedule 13D or 13G filings. The Firm does not anticipate the filing of any Schedule 13Ds, and anticipates rarely, if ever, filing any Schedule 13Gs.

Form 13F. The Chief Compliance Officer monitors the Firm’s holdings each quarter to determine whether a Form 13F filing is required. The Chief Compliance Officer will prepare Form 13F filings. In preparing the filing, the Chief Compliance Officer will determine which of the securities over which the Firm has discretion are considered Section 13(f) Securities by consulting the SEC’s Official List of Section 13(f) Securities (and any updates thereto since the previous publication of the full list). The market values of such securities at the close of business on the last trading day of the quarter for which the Form 13F is prepared are determined in accordance with the Firm’s valuation policy. All Section 13(f) Securities over which the Firm has investment discretion are reported on Form 13F, unless it is determined by the Chief Compliance Officer that certain smaller positions shall not be included. For these purposes, any position that both is fewer than 10,000 shares and less than $200,000 in market value may be omitted. In addition, any positions with respect to which the Firm does not exercise investment discretion may be omitted. This includes, for example, any securities held in a Client’s account, but which the Client has directed may not be sold.

Filing Procedures. The Chief Compliance Officer will file Form 13F through the SEC’s EDGAR electronic filing system within 45 days after the end of the calendar quarter for which the filing is made. The Firm does not anticipate the filing of any Schedule 13Ds, and anticipates rarely, if ever, filing any Schedule 13Gs. If required, the Chief Compliance Officer will file Schedule 13G through the SEC’s EDGAR electronic filing system within 45 days after the end of the calendar year in which the Firm becomes the beneficial owner of more than 5% of the issuer’s equity securities, within 10 days after the close of any month in which the Firm becomes the beneficial owner of more than 10% of a class of equity securities, and within 10 days after the end of any month in which the Firm’s beneficial ownership increases or decreases by 5% or more of the outstanding securities in the class.

IV.	LIMITS ON AUTHORITY

Your authority to act on behalf of BAM is limited by various laws, regulations, corporate charters, bylaws and resolutions and by internal policies and procedures. You may not sign any documents, or otherwise represent or exercise authority on behalf of BAM unless you are specifically authorized to do so.

Any Covered Person who is authorized to take action on behalf of BAM must first conduct appropriate inquiries and due diligence to determine that the taking of such action is appropriate and consistent with the Firm’s business objectives, policies and procedures. Covered Persons who

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are responsible for supervising any other person in connection with actions taken on behalf of BAM, must provide appropriate supervision under the circumstances, which may include independently verifying information and conducting additional inquiries, to ensure that it is appropriate to rely on such information.

V.	ANTI-MONEY LAUNDERING

It is the policy of BAM to comply with all applicable federal and state laws and regulations designed to combat money laundering. BAM’s goal is to conduct business only with legitimate, law-abiding investors.

Money laundering consists of moving cash or other financial assets attributable to illicit activities through one or more legitimate accounts, businesses or other conduits for the purpose of making such cash or assets appear to be attributable to legitimate activities or otherwise more difficult to trace back to their illicit source.

1.	AML Procedures

RED FLAGS

Any “suspicious activities” of any BAM potential investors or investors must be reported promptly to the Chief Compliance Officer. Suspicious activities are difficult to define and are generally left to the common sense of the individual. However, signs of suspicious activity may include:

•	Unusual concern exhibited by an investor regarding BAM’s compliance with the AML laws, rules and regulations or other government reporting requirements;

•

An investor (or persons/entities publicly associated with such investor) that has a questionable background or is the subject of news reports indicating possible criminal, civil or regulatory violations;

•	Someone who appears to be acting on behalf of another but declines or is reluctant to provide any information in response to questions about that entity;

•	An institutional investor that is a non-U.S. bank that declines to provide information regarding ownership;

•	An investor who refuses or fails to provide requested documents or information;

•	Information provided by the investor appears false or suspicious, is inconsistent or cannot be explained after additional inquiries;

•	The investor appears to be controlled by a senior foreign political figure;

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•

Wire transfers or transactions with individuals or entities, or through countries, identified by the U.S. Department of Treasury of being a “primary money laundering concern,” financial secrecy haven countries, or otherwise reasonably suspected of money laundering, terrorism or other illegal activities without an apparent business reason; and

•	Any suspicious financial transactions, such as capital contributions made in the form of cash, travelers checks, money orders, cashier’s checks or third-party checks.

In the event that the Chief Compliance Officer discovers or is informed of suspicious activity, he or she shall consult with such persons and take such action as he or she deems appropriate given the facts and circumstances, including investigating the suspicious activity and potentially voluntarily filing a suspicious activity report. The Chief Compliance Officer shall make a record of suspicious activity about which he or she becomes aware and the steps taken to investigate the activity. The Chief Compliance Officer shall keep strictly confidential the facts, circumstances, and records of suspicious activities, as well as his or her investigatory actions, and the final outcomes. For business and security purposes, no one other than senior management or the Chief Compliance Officer may contact any investor suspected of suspicious activities.

INVESTOR IDENTITY INFORMATION

Prior to the acceptance of a new investor the Chief Compliance Officer will obtain the following information regarding the prospective investor:

Legal Entities

The Chief Compliance Officer shall obtain the following information from potential investors that are legal entities (such as a corporation, partnership or trust):

•	Address, which shall be the address for the entity’s principal place of business, local office or other physical location;

•	Taxpayer identification number; and

•

For corporations, partnerships, or other legal entities, the names of any persons authorized to transact business of behalf of the entity and a certificate of incorporation, a business license, any partnership agreements, any corporate resolutions, or similar documents.

Individuals

Though at this time BAM does not anticipate providing investment services to individuals, if, however, that situation arises, the Chief Compliance Officer shall obtain the following information from potential investors that are individuals:

•	Name;

•	Address, which shall be a residential or business street address;

•	Date of birth;

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•

Identification Number, which shall be: (i) for a US person, a taxpayer identification number; or (ii) for a non-U.S. person/ one or more of the following, a taxpayer identification number, a passport number and country of issuance, an alien identification card number, or the number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and all necessary U.S. tax forms.

•	Net worth and annual income; and

•	The source of the funds to be used in the transaction.

INVESTOR INDENTITY VERIFICATION PROCEDURES

In addition to obtaining the required information discussed above, the Chief Compliance Officer shall verify the identity of the investor through either documentary or non-documentary means.

Verification of Identity through Documents

The Chief Compliance Officer may review the following documents if they are available to verify an investor’s identity:

•	For an individual, an unexpired government-issued identification evidencing nationality or residence and bearing a photograph or similar safeguard, such as a driver’s license or passport; and

•

For a person other than an individual (such as a corporation, partnership or trust), documents showing the existence of the entity, such as certified articles of incorporation, a government issued business license, a partnership agreement, or a trust agreement.

Verification of Identity through Non-Documentary Methods

The Chief Compliance Officer may verify an investor’s identity through the following non- documentary methods:

•	Consulting with a third party database;

•

Independently verifying the investor’s identity through the comparison of information provided by the investor with information obtained from a consumer reporting agency, public database, or other source;

•

Communicating (whether by direct contact or by telephone or electronic communications) with the investor for the purpose of obtaining credible assurances regarding the source of the Investor’s capital that will be contributed to the applicable member of the Firm or information about the Investor generally;

•	Conducting background checks;

•	Obtaining additional references;

•	Asking the investor for additional information; and/or

•	Verifying the identity of persons authorized to make investment decisions on behalf of the investor.

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In order to determine whether the investor should be permitted to invest with BAM, the Chief Compliance Officer may solicit and/or consider references received from third party institutions where: (a) the potential BAM investor maintains an account and (b) the third party institution is required to conduct client identification diligence under the USA Patriot Act or similar laws and/or regulations.

In determining whether to consider references received from third party institutions, the Chief Compliance Officer shall consider among other things:

•	the anti-money laundering laws and regulations of the jurisdiction in which the institution is organized;

•	the regulatory status of the institution;

•	the institution’s anti-money laundering due diligence policies and procedures; and

•	the personnel, reputation and history of the institution in the investment industry.

Representations and Warranties

In cases where the Chief Compliance Officer deems appropriate, he or she will obtain appropriate representations and warranties from a prospective investor about the investor’s identity.

Enhanced Due Diligence and Escalation Procedure

The information identified in this Policy is the minimum information to be collected. The Chief Compliance Officer shall collect additional information from potential investors as is necessary to ensure that BAM knows its investors. The steps taken to obtain additional information will be determined on a case-by-case basis. Based on an assessment of the risk posed by the investor, the Chief Compliance Officer may ask for additional information and documentation about the identity of the individual or with authority or control over an investor that is not an individual.

RECORDS RETENTION

The Chief Compliance Officer or Investment Advisor shall provide the BAM Know Your Customer Request Form – Institutional Corporate (a sample is included at Appendix 13.2.4 to this Manual) to the prospective investor. The completed Form and all supporting documentation obtained pursuant to the procedures identified above will be retained for a period of 5 years from the date the record is made. The record shall, at a minimum, include:

•	All identifying information about an investor;

•

A copy or description of any document relied upon to verify an investor’s identity. The description shall include the type of document, any identification number contained in the document, the place of issuance and, if any, the date of issuance and expiration date;

•	A description of the methods and the results of any measures undertaken to verify the identity of an investor;

•	Results from any third party databases used in the analysis; and

•	A description of the resolution of each substantive discrepancy discovered when verifying the investor’s identify.

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ANNUAL REVIEW

On an annual basis Compliance or a third party designee shall perform a review of all existing investors and the completed Know Your Customer Diligence Checklist and retain a record of all information obtained during the review.

2.	Office of Foreign Asset Control (“OFAC”)

PROCEDURES FOR NEW INVESTORS

Prior to admitting a new investor, the Chief Compliance Officer shall review the alphabetical master list of Specially Designated Nationals and Blocked Persons located at OFAC’s web page (http://www.ustreas.gov/offices.enforcement/ofac) to ensure that the investor is not included on such list.

In addition, the Chief Compliance Officer shall review any new investor to determine whether or not the investor resides in, or is a citizen of, the countries subject to a sanction regime.

The Chief Compliance Officer shall make and retain a record which evidences that the review was completed and includes the date that the review was conducted.

ANNUAL TESTING OF EXISTING INVESTORS

On an annual basis, the Chief Compliance Officer shall review the list of investors in BAM’s clients against the alphabetical master list of Specially Designated Nationals (“SDN”) and Blocked Persons located at OFAC’s web page (http://www.ustreas.gov/offices.enforcement/ofac/).

If it is determined that an existing investor is included on the OFAC List, the Chief Compliance Officer must take immediate action to freeze the assets in such investor’s account, in accordance with the provisions of Executive Order 13224, which blocked all property and interest in property of those on the list.

The Chief Compliance Officer shall create and retain a record(s) to evidence the annual review. Such record shall be in such form and shall contain such information as the Chief Compliance Officer deems reasonably necessary to demonstrate that the review occurred.

3.	Reliance upon Third Parties

The Chief Compliance Officer may determine that it is necessary or desirable for BAM to rely upon a third party to perform one or more of the steps identified above with respect to AML and OFAC. For example, BAM may decide to rely upon a placement agent to screen potential investors for SONs and Blocked Persons.

In all cases where BAM will rely upon third parties, Compliance shall ensure that any agreements between BAM and a third party with whom it shares anti-money laundering responsibilities specifically allocate between the parties their respective obligations for compliance with applicable U.S. AML laws and regulations as well as the laws and regulations applicable in the home country jurisdiction of the account.

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In all cases where BAM will rely upon third parties, the Chief Compliance Officer shall annually obtain assurances (e.g., a certification) from a third party that it complies and will continue to comply with the third parties’ and BAM’s anti-money laundering and investor due diligence policies, procedures and controls.

4.	Enhanced Due Diligence for Senior Foreign Political Figures

The Firm may admit investors who are Senior Foreign Political Figures, members of a Senior Foreign Political Figure’s Immediate Family, or any Close Associates of a Senior Foreign Political Figure only after performing enhanced due diligence.

5.	Foreign Shell Banks

The Firm strictly prohibits foreign shell banks from investing in a fund. In addition, the Firm will not knowingly accept subscription funds that originate from, or are routed through, an account maintained at a “foreign shell bank,” or an “offshore bank.” A “foreign shell bank” is a “foreign bank” that does not have a physical presence in any country, unless the shell bank is an affiliate of a depository institution, credit union or foreign bank that maintains a physical presence in the United States or a foreign country and is supervised by a banking authority (a “regulated affiliate”).

A “foreign bank” is defined in proposed regulations as any organization that (i) is organized under the laws of a foreign country; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

If any potential investor is a foreign bank, the Chief Compliance Officer will have the potential investor complete a certification to ensure that it is not a shell bank. The United States Department of the Treasury publishes certification and periodic recertification forms for foreign banks to affirm that they are not shell banks. The certification forms are published in Appendices A and B to Subpart I of 31 CFR Part 103. An “offshore bank” is a foreign bank that is barred, pursuant to its banking license, from conducting banking activities with the citizens of, or with the local currency of, the country that issued the license, but does not include a regulated affiliate. In addition, if the Chief Compliance Officer has any reason to question whether an existing foreign bank is a shell bank, the Chief Compliance Officer will have the investor complete such certification and complete the recertification form periodically as required by the Department of Treasury regulations. As of the time these procedures were drafted, the Department of Treasury regulations require recertification every 3 years.

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VI.	INVESTOR COMPLAINTS

A “complaint” is defined as any written communication (including electronic communication) from an investor, or any person acting on behalf of an investor, alleging a grievance involving the activities of the Firm or any of its employees. For the purposes of this definition, “activities” includes, but is not limited to, claims of errors, unprofessionalism or improper management. However, a grievance regarding performance would not be a complaint for the purposes of this policy.

All written complaints must be forwarded to the Chief Compliance Officer or designee for proper resolution. The Chief Compliance Officer or designee shall review and address any complaints the Firm may receive. If applicable, a supervisor will also need to respond to any complaints from investors. The Chief Compliance Officer or designee will retain a central file for all complaints received by the Firm and its employees. Complaint files will include the complaint and a record of the action taken by the Firm (including reply letters), if any, in response to such complaint. The Chief Compliance Officer or designee will clearly identify and separate the investor complaint file from other correspondence files.

VII.	COMMUNICATIONS

1.	Clients

All oral and written communications to Clients or their representatives must be professional, accurate, balanced and not misleading in any way. To ensure the highest of privacy measures are taken, any investment related business must be conducted using BAM’s computers and servers.

All written communications, including emails, are subject to review and monitoring by the Chief Compliance Officer. Therefore, any communications relating to BAM prospective or current clients will be conducted through BAM communications. Currently, this includes:

•	Email

•	Bloomberg chat

•	Bloomberg messages

•	Blackberry messenger

Employees are prohibited from using personal emails, personal phones, chat rooms, social media or any other communication system outside of BAM to communicate with Clients.

Additionally, all dual-hatted Covered Persons located in Hamburg are required to include a member of the Chicago office in any emails sent directly to Clients. In the event that a Client sends an email directly to a Hamburg-based Employee, the Employee is required to forward the email to a member of the Chicago office prior to responding.

Please refer to other Firm policies, including Investor Complaints, Confidentiality, and Marketing for additional information on communications with Clients.

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2.	Media / Press

Inappropriate disclosure of information or public statements can cause misunderstanding and uncertainty among our investors and prospective Employees and can damage the Firm’s reputation. This media policy applies to every Employee, whether full time, part time or temporary, and every independent consultant hired by the Firm.

The Board of Directors of BAM has designated the Chief Executive Officer as the designated spokesperson of BAM in the U.S. No other Covered Person is authorized to comment to the press or media or appear in public in matters relating directly or indirectly to the Firm without pre-approval from the Board of Directors of BAM or the designated spokesperson.

All media calls or queries must be referred immediately to the designated spokesperson who will discuss any matters of legal or compliance sensitivity with the Chief Compliance Officer.

3.	Regulators

All regulatory inquiries concerning the Firm are handled by the Chief Compliance Officer. Employees receiving such inquiries, whether by mail, telephone or personal visit, must refer them immediately to the Chief Compliance Officer. Under no circumstances should any documents or material be released without prior approval of the Chief Compliance Officer, nor should any Employee have substantive discussions with any regulatory personnel without prior consultation with the Chief Compliance Officer.

4.	Social media

Employees should also take note that their publicly available posts and other social media and networking use may be monitored. There should be no expectation of privacy in the use of the Firm’s internet, emails, any use of blogs, instant messages, company-owned cellular phones and text messages on company-owned equipment under this policy. Every message leaves an electronic trail that’s both traceable to a specific individual and accessible by BAM even if it is deleted. Blogging or other forms of social media or technology include but are not limited to: video or wiki postings, sites such as Facebook and Twitter, chat rooms, personal blogs or other similar forms of online journals, diaries or personal newsletters.

No employee may:

(i)

use BAM-owned equipment, including computers, company-licensed software or other electronic equipment, or company facilities or company time, to conduct personal blogging or social networking activities;

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(ii)	use social networking media and other types of interactive electronic, digital or online services in connection with investment-related activity

(iii)	use blogs or social networking sites to harass, threaten, discriminate against or disparage employees or anyone associated with or doing business with BAM;

(iv)

post on personal blogs or other sites the name, trademark or logo of the Firm or any business with a connection to BAM except to identify yourself as an employee, as appropriate (as typical on Linked-In or similar sites);

(v)	post company-privileged information, including copyrighted information or company-issued documents;

(vi)	post on personal blogs or social networking sites photographs of other employees, investors, vendors or suppliers or of persons engaged in company business or at company events;

(vii)	post on personal blogs and social networking sites any advertisements or photographs of company products or sell company products and services; or

(viii)	link from a personal blog or social networking site to BAM’s internal or external web site.

5.	Procedures

BAM has adopted procedures to implement this policy and will conduct internal reviews to monitor and seek to ensure that the policy is observed, implemented properly, and amended or updated, as appropriate. These include the following:

•	the Communications policy has been communicated to all Covered Persons and any changes in this policy will be promptly communicated by the Chief Compliance Officer;

•	e-mails and any other electronic communications relating to BAM’s advisory services and client relationships shall be maintained on an on-going basis;

•

electronic communications records shall be maintained and arranged for easy access and retrieval so as to provide true and complete copies with appropriate backup and separate storage for the required periods;

•

the Chief Compliance Officer periodically shall monitor a random sampling of employee electronic communications, conduct surveillance of social media use by Employees, and maintain evidence of such surveillance in an accessible location;

•	BAM reserves the right to use content management tools to monitor, review or block content on blogs or other social media that violate company rules and guidelines;

•	the Chief Compliance Officer shall investigate and responds to all reports of violations of the social networking policy and other related policies;

•	BAM reserves the right to take legal action where necessary against employees who engage in prohibited or unlawful conduct;

•

BAM reserves the right to monitor comments or discussions about the company, its employees, clients and the industry, including products and competitors, posted on the Internet by anyone, including Employees and non-employees;

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•	BAM may utilize blog-search tools and resources to monitor forums such as blogs and other types of personal journals, diaries, personal and business discussion forums, and social networking sites.

VIII.	INVESTMENT ADVISORY CONTRACTS AND FEES

1.	Generally

All agreements or advisory contracts between BAM and its clients shall be in writing. It is Firm policy that no account is to be opened nor Client funds accepted for management until the advisory contract, appropriate to the type of Client and service to be provided, has been signed and the Client’s investment objectives, restrictions, risk tolerances and/or asset allocation guidelines have been documented.

2.	Content of Investment Advisory Agreements

The Firm has developed standard investment advisory agreements to utilize with all Clients opening separate accounts.

Advisers Act Requirements. Section 205 of the Advisers Act requires that every contract between the Firm and a Client must treat the following issues:

•

Assignments. The contract must state that it cannot be assigned (as such term is interpreted under the Advisers Act) without the consent of the Client. This provision prevents transfers of advisory contracts to third parties who may not be acceptable to the Client.

•

Performance Fees. Except under circumstances defined in the law and the SEC’s performance fee rule, an advisory contract may not provide for performance-based fees. As an exception, the rule provides that “qualified clients,” as defined in 205(3)(d)(1). The term qualified client includes:

(i)	A company that immediately after entering into the contract has at least $1,000,000 under the management with BAM;

(ii)	A company that, immediately prior to entering into the contract, BAM reasonably believes has a net worth of more than $2,000,000; or

(iii)	A qualified purchaser as defined in section 2(a)(51)(A) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(51)(A)) at the time the contract is entered into.

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The foregoing are the only express requirements in the Advisers Act applicable with respect to the investment advisory agreements of the Firm. Through interpretation in enforcement actions and interpretive letters, however, the SEC and its staff have taken the following positions with respect to contract provisions, and these also should be incorporated into the Firm’s agreements.

•

Hedge Clauses. Any legend, hedge clause, or other contractual provision that is likely to lead a Client to believe it has waived any available right of action against the adviser may violate the Advisers Act antifraud provisions. Thus, while a statement of the standard of care the adviser will use in managing the account is desirable in the agreement, any clause limiting the adviser’s liability must make clear that the Client has rights under applicable federal and state securities laws. In addition, ERISA renders void any provision that purports to relieve a fiduciary from complying with ERISA’s fiduciary responsibility rules.

•

Fees/Excessive Fees. The SEC requires that an adviser, as a fiduciary, make full and fair disclosure to clients about the fees it charges. The SEC staff has taken the position that if an adviser charges fees that are substantially higher than those charged by other advisers, it must disclose this fact and also disclose that the client may obtain the services elsewhere at lower cost.

•	Prepaid Fees. If an adviser requires a Client to pre-pay advisory fees, the advisory agreement must provide for pro rata refund of fees in the event of early termination.

•

Cross and Agency Cross Transactions. If the adviser plans to execute cross or agency cross transactions, the advisory agreement should address and disclose conflicts of interest and obtain explicit Client consent, especially if an affiliated broker-dealer will be used. In addition, if the Client is an ERISA plan, agency cross transactions must satisfy the conditions of Prohibited Transaction Class Exemption 86-128.

•

Directed Brokerage Arrangements. If the Client directs the adviser to use a particular broker (as, for example, if a direction to utilize a prime broker is contained in the limited partnership, LLC or comparable agreement), the contract should contain an acknowledgment by the Client that this arrangement may impair the adviser’s ability to obtain the lowest commissions or to obtain best execution (through bunched orders or otherwise) in all cases. ERISA may not permit directed brokerage arrangements to the extent they impede the adviser’s ability to obtain best execution.

•

Delivery of Form ADV. The Advisers Act requires that an adviser deliver Form ADV, Part 2A to Clients before or at the time of entering into an investment advisory agreement (or signing the subscription documents),. The Firm’s investment advisory agreement may contain an acknowledgment by the Client of the receipt of the Form ADV Part 2A.

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Additional Requirements for Contracts with ERISA and Other Benefit Plan Clients. In addition to the provisions above, which are required in all Client contracts, the following provisions should be included in contracts with ERISA Clients:

•	Representation of ERISA Plan Status. The agreement should contain a representation that the Client is an employee benefit plan subject to ERISA.

•

Appointment as Investment Manager. The Firm should represent in the agreement that it is registered as an investment adviser, acknowledge that it is a fiduciary of the plan and represent that it is eligible to serve as investment manager of the assets placed under its management if properly appointed. The Client should represent that it is a “named fiduciary” with authority to appoint an investment manager.

•

Disclaimer for Unmanaged Assets. Unless the Firm manages all assets of the plan, the agreement should disclaim any responsibility of the Firm for assets not under its control or management and for diversification of the plan’s overall portfolio.

•

Bonding Requirement. Unless the Firm has its own fidelity bond, the agreement should include an acknowledgment that the Firm does not carry the bond required under Section 412 of ERISA and that the Client has covered the Firm on an agent’s rider to its own Section 412 bond.

•

Carve-outs from Fiduciary Responsibility. If applicable, the agreement should state that the Firm is not a fiduciary and has no fiduciary authority with respect to any aspect of a transaction directed by the Client, such as directed brokerage arrangements or proxy voting instructions.

Governmental Plans. Employee benefit plans maintained by state and local governments are not subject to ERISA. However, they may be subject to similar (or quite different) state law requirements that may impose additional conditions or restrictions on the plan’s investment activities.

3.	Procedures

Client Relationships. Each Covered Person designated to a Client has responsibility for establishment of relationships with, and obtaining necessary information from that Client.

Determination of Service to be Provided. At the initiation of the Client relationship, the designated Covered Person will determine the nature of the service to be provided to the Client and ascertain the nature of the Client (corporation, partnership, trust, employee benefit plan subject to ERISA).

Contracting Process. The designated Covered Person shall work with the Chief Compliance Officer to determine the appropriate contract and schedules for the type of Client and nature of service contemplated. The Covered Person will provide copies of all signed agreements to the Chief Compliance Officer.

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Fees. The Chief Compliance Officer also shall be responsible for reviewing at least quarterly the fee calculations charged to Clients for consistency with fee disclosures in the applicable Client contract. Appropriate BAM personnel will verify the fees for each Client on a monthly basis.

IX.	CLIENT REFERRALS AND SOLICITATION ARRANGEMENTS

1.	Generally

Fee payments by the Firm for Client referrals are subject to Rule 206(4)-3 under the Advisers Act. The rule requires that such payments be made pursuant to a written agreement between the Firm and the soliciting party and that the soliciting party is not subject to any statutory disqualifications.

Additionally, solicitors recommending BAM for personalized advisory services must also provide Clients with a separate disclosure document that describes the terms of the arrangement, including any compensation that the solicitor will receive and must also must deliver a copy of the Firm’s Form ADV, Part 2A at the time of solicitation. Clients must sign an acknowledgment of the receipt of such documents and disclosures.

2.	ERISA Considerations

ERISA prohibits fiduciaries from engaging in transactions that may be viewed as resulting in conflicts of interest, including (1) dealing with the assets of a plan for the fiduciary’s own account; (2) acting on behalf of a party whose interests are adverse to those of the plan; and (3) receiving any consideration for the fiduciary’s own account from a third party in connection with a transaction involving plan assets. Client referral and solicitation arrangements that satisfy Rule 206(4)-3 under the Advisers Act may nevertheless violate ERISA if the person receiving payments is a fiduciary of an ERISA plan. In addition, the overall compensation received by the solicitor in connection with its provision of services to an ERISA plan must be reasonable.

3.	Indirect Payments for Client Referrals

Any formal or informal arrangement with one or more brokers to direct brokerage for Client referrals may be subject to the solicitation rule. Payments for referrals involving third party vendors, Internet website links, newsletters or issuers also may be subject to the rule and related disclosures; contracts with such third parties may contain hidden referral fee compensation.

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4.	Procedures

All referral fee arrangements must be reviewed and approved by the Chief Compliance Officer. Before approving any such arrangement, the Chief Compliance Officer will be responsible for monitoring that the Firm has performed due diligence on the solicitor, the Firm has entered into a solicitation agreement, the Firm’s Form ADV properly describes the Firm’s use of and payments to solicitors, and Clients have received disclosure documents and returned the signed acknowledgement of receipt of those documents. The Chief Compliance Officer will periodically review the Firm’s solicitation arrangements to monitor solicitors’ compliance with their contractual commitments. No solicitor will receive payment without a disclosure statement signed by the Client on file.

X.	DOCUMENTATION OF ACCOUNTS AND ACCOUNT OPENING

The Firm may impose eligibility and quantitative account minimums for each Client. From a qualitative standpoint, it is Firm policy not to accept Clients who pose reputational risk to the Firm. At this time, BAM does not anticipate providing investment services to individuals and has decided to accept only institutional Clients.

1.	Suitability

The SEC has stated that suitability is implicit in the concept of fiduciary duty, and that a failure by an adviser to make suitable recommendations could be deemed a violation of the antifraud provisions of the Advisers Act. Thus, prior to providing investment advice (or engaging in discretionary trading for separate account Clients), the Firm must make reasonable inquiry into the Client’s investment objectives and investment experience (and for individual Clients, his or her financial situation) in order to reasonably determine that the investment advice or trade is suitable for the Client.

2.	Account Documentation and Information

In addition to documentation provided to establish suitability, governing documents should be obtained from Clients that are other than natural persons. The primary reasons for such documentation are to establish the authority of the entity to enter into an investment management relationship, to ascertain any restrictions on investment by the entity and to establish the authority of the person signing the investment management agreement on behalf of the entity.

If an investor or Client is a corporation, the following should be obtained:

•

Certificate of Incorporation and By-Laws: These should be reviewed to ascertain whether there are any limitations on the ability of the corporation to conduct a particular kind of business or make a particular kind of investment.

•

In the discretion of the Chief Compliance Officer, corporate resolutions: a resolution certifying the authority of the signatory to the investment advisory agreement and, where applicable, a resolution authorizing the hiring of the Firm, should be obtained.

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In the case of a trust, including a trust underlying a foundation, the following documents should be obtained:

•	A copy of the full trust document setting forth the investment powers of the trust and any limitations on investments, and the authority of the trustee to sign the investment management agreement.

•

Alternatively, in the discretion of the Chief Compliance Officer, a certificate of trust signed by the trustee certifying the accuracy and continued effectiveness of the trust document and, in the case of a foundation, the tax-exempt status of the entity. The sections of the trust instrument concerning appointment of the trustee and investment powers should be attached to this.

In the case of a partnership or limited liability company, the following documents should be obtained:

•

A copy of the full Partnership Agreement, Limited Liability Company Agreement or Operating Agreement showing the powers of the partnership or limited liability company and designating the general partner(s) or managing member(s).

•

In the discretion of the Chief Compliance Officer, a certificate from a general partner or managing member certifying the continued existence of the partnership or limited liability company and effectiveness of the Partnership Agreement or Limited Liability Company Agreement or Operating Agreement.

Before any ERISA Client account is activated, the Firm must receive from the plan a copy of the full plan documents. These documents should be reviewed to ascertain the following:

•	Whether they permit the appointment of an investment manager to manage the assets of the plan.

•	Whether they identify the named fiduciary of the plan.

•	Whether there are any guidelines for or restrictions on investments by the plan.

•

Whether proxy voting and share tendering responsibilities are delegated to the investment manager or expressly reserved to the plan’s trustees. If the documents are silent, the investment manager is deemed to have such responsibility.

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3.	Account Activation

It is the policy of the Firm that accounts may be activated, and funds invested on behalf of Clients, only after the following actions have been taken:

•	The Client has been evaluated and deemed acceptable as a Client from both qualitative and quantitative standpoints.

•	The appropriate investment management agreement for the type of Client and the nature of service to be provided has been signed and returned to the Chief Compliance Officer.

•	Documentation describing the Client’s investment objectives, investment restrictions, risk tolerances and asset allocation guidelines, as applicable, has been approved in writing by the Client.

•	Any additional documentation required for corporate, partnership, trust and ERISA accounts has been received and reviewed.

•	Agreements with each applicable broker-dealer and qualified custodians have been executed and are in effect.

•

The Client (or investor) has passed Firm credit checks (if any), has received the Firm’s privacy policy and Form ADV, Part II, and has received, signed and returned the solicitor’s disclosure statement if applicable.

4.	Procedures

Account Documentation. Each Covered Person designated to a Client has responsibility for gathering the documentation required for each new Client and providing it to the Chief Compliance Officer for review.

Account Opening. For separately managed accounts, the Chief Compliance Officer shall confirm whether the Firm has obtained all necessary information and agreements from a new Client before rendering any advice. The Chief Compliance Officer will review the Client data to confirm that the Client meets Firm quantitative eligibility and other qualitative standards and assess whether there are any special trading or other restrictions imposed on or by the Client.

Suitability. The Chief Compliance Officer shall review the investments made by each Client at least quarterly to confirm consistency with investment objectives, strategies and styles as set forth in the applicable Client contract.

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XI.	PRIVACY

The Gramm-Leach-Bliley Act (“GLBA”), requires all “financial institutions,” defined to include investment advisers, investment companies and broker-dealers, to establish procedures and systems to assure privacy of customer personal and financial information. The privacy requirements set forth herein apply to individual, non-entity Clients, including U.S. individuals who invest in private funds.

1.	Protected Information

GLBA requires that a financial institution respect the privacy of its customers and protect the security of “non-public personal information,” defined as personally identifiable financial information provided by a customer, obtained as a result of a transaction with a customer or obtained otherwise. Regulation S-P, adopted by the SEC to implement the privacy provisions of GLBA, treats any personally identifiable information as “financial” if the financial institution received the information in connection with providing a financial product or service to a consumer. Thus, any information provided by U.S. individual investors to the Firm in connection with the investment advisory relationship should be considered subject to these privacy requirements. In addition, information created in the course of the relationship, such as account balances and securities positions or transactions, is subject to privacy protection. It is the Firm’s policy to keep all Client information strictly confidential and not to disclose any such information to non-affiliated third parties, except as set forth in the Firm’s Privacy Notice.

2.	Initial and Annual Notices

Regulation S-P requires advisers to provide notice to “customers” about the institution’s privacy policies and practices. The initial notice must be provided to an individual when the “customer relationship” is established. Thus, the initial notice should be given to the Client at the time the advisory contract is signed. An annual notice (which should be identical to the initial notice unless such notice has been subsequently revised) must be given once in each twelve-month period, unless the following is true:

•	BAM did not disclose nonpublic personal information of Clients to third parties, other than:

•

disclosure to BAM’s nonaffiliated service providers to perform services on behalf of BAM (e.g., marketing services), provided the sharing is fully disclosed, the contract with each nonaffiliated service provider contains certain confidentiality provisions, and the initial notice provided by the financial institution includes certain specified information;

•

disclosure to the financial institution’s service providers, provided the disclosure is limited to nonpublic personal information as necessary to effect, administer, or enforce a transaction that a consumer requests or authorizes, or is in connection with maintaining or servicing the consumer’s account;

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•	disclosure as required by law.

AND

•

BAM has not changed its policies and practices with regard to disclosing nonpublic personal information from the policies and practices that were disclosed in the most recent disclosure sent to Clients.

3.	Content of Notices

Both the initial and any required annual notices must set forth, among other things: a general description of the Firm’s policies and procedures to protect Client’s non-public information; categories of non-public personal information, if any, that are disclosed; and categories of affiliates or non-affiliated third parties, if any, that may receive the information.

4.	Safeguarding Client Information

The Firm maintains safeguards that comply with federal standards to protect Client and investor information, restrict access to the personal and account information of Clients to those Employees who need to know that information in the course of their job responsibilities and requires that third parties with which the Firm or any private funds share investor information must agree to follow appropriate standards of security and confidentiality.

5.	Procedures

Delivery of Initial Privacy Notice. Each Covered Person designated to a Client has responsibility for assuring that the initial Privacy Notice is provided to individual Clients in the U.S. at the time an account is opened.

Delivery of Annual Privacy Notice. If required, the Chief Compliance Officer will confirm that the annual Privacy Notice is mailed to all individual Clients in the U.S. Normally the Privacy Notice will be mailed together with the annual offer of Form ADV, Part II.

Record Retention. The Chief Compliance Officer shall be responsible for maintaining the Firm’s Privacy Notice and updating the notice in light of any changes and shall retain evidence that the initial and annual Privacy Notice was delivered to individual U.S. Clients.

Safeguarding Client Information – Physical Facilities. The Firm’s physical office space is secure and accessible only by authorized personnel who have keys and/or electronic access cards.

Safeguarding Information – Training: To assist Employees in understanding their obligations with respect to non-public personal financial information of U.S. individual investors, the Chief Compliance Officer will:

•	Inform Employees regarding the Firm’s confidentiality and security standards for handling Client information by giving them a copy of this Manual.

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•	Instruct Employees to take basic steps to maintain the security, confidentiality and integrity of Client information, including:

•	not leaving files, notes or correspondence in the open;

•	changing passwords periodically, and not posting passwords near computers;

•	conversing behind closed doors and not in the presence of any persons not authorized to hear or receive such information;

•	avoiding the use of speaker phones and discussions in hallways, elevators, and any public places; and

•	recognizing any fraudulent attempt to obtain Client information and reporting it to appropriate management personnel.

•	Limit access to Client information to Employees who have a business reason for seeing it.

•	Keep access to computer files containing Client information restricted by password.

•	Inform Employees not to leave open files that hold customer information on the computer while they are not at their desk.

•	Keep back-up computer files locked at alternate sites allowing access only to authorized persons.

•

Oversee service providers by taking reasonable steps to select and retain service providers that are capable of maintaining appropriate safeguards and requiring service providers to agree contractually to implement and maintain such safeguards.

•

Evaluate and adjust the information security program in light of results of testing and monitoring, any material changes to the Firm’s operations or business arrangements or any other circumstances that would impact the Firm’s information security program.

•	Impose disciplinary measures for any breaches.

Outside service providers, including the Firm’s attorneys, auditors and administrators, may be given access to non-public personal financial information concerning U.S. individual Clients and investors in connection with the provision of services to the Firm and private funds. It is the Firm’s reasonable belief that such service providers are capable of maintaining and have in place appropriate safeguards to protect customer information.

Information Systems: The Firm’s information technology personnel will maintain the security of its information systems by:

•	Storing electronic Client or investor information on a secure server that is accessible only with a password and is kept in a physically-secure area;

•	Maintaining secure backup media and keeping archived data secure by storing off-line or in a physically secure area; and

•	Providing for secure data transmission when the Firm collects or transmits Client or investor information.

•	Disposing, when necessary and permissible, of Client information in a secure manner by, as applicable:

•	Supervising the disposal of records containing non-public personal information;

•	Erasing all data when disposing of computers, diskettes, magnetic tapes, hard drives or any other electronic media that contain Client or investor information;

•	Effectively destroying the hardware if necessary for obsolete or replaced hardware; and

•	Otherwise promptly disposing of outdated Client or investor information.

•	Using appropriate oversight to detect the improper disclosure or theft of Client or investor information.

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Managing System Failures. To prevent attacks, intrusions or other system failures, the Firm’s information technology personnel will:

•	Maintain up-to-date and appropriate programs and controls by:

•	Addressing any breaches of physical, administrative or technical safeguards;

•	Checking with software vendors regularly to obtain and install patches that resolve software vulnerabilities;

•	Using anti-virus software that updates automatically; and

•	Maintaining up-to-date firewalls, particularly for broadband Internet access.

•

Take steps to preserve the security, confidentiality and integrity of Client and investor information in the event of a computer or other technological failure by backing-up all Client and investor data regularly.

•	Maintain systems and procedures in order to limit access to non-public Client and investor information only to legitimate and valid users.

•	Notify Clients and investors promptly if their non-public personal information is subject to loss, damage or unauthorized access.

XII.	CLIENT OPPORTUNITIES

No Covered Person may cause or attempt to cause any Client to purchase, sell or hold any security for the purpose of creating any personal benefit for him or herself. Sections 206(1) and 206(2) of the Advisers Act generally prohibit the Firm from employing a “device, scheme or artifice” to defraud Clients or engaging in a “transaction, practice or course of business” that operates as a “fraud or deceit” on Clients. While these provisions speak of fraud, they have been construed very broadly by the SEC and used to regulate, through enforcement action, many types of adviser behavior that the SEC deems to be not in the best interest of Clients or inconsistent with fiduciary obligations. One such category of behavior is taking advantage of investment opportunities for personal gain that would be suitable for Clients.

Accordingly, a Covered Person may not take personal advantage of any opportunity properly belonging to the Firm or any Client. This principle applies primarily to the acquisition of securities of limited availability for an employee’s own account that would be suitable and could be purchased for the account of a Client, or the disposition of securities from an employee’s account prior to selling a position from the account of a Client.

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On the other hand, in the case of trades in listed securities in broad and deep markets, where the Covered Person’s participation will not affect Client investment opportunities, Covered Persons in certain situations may participate with Clients in aggregated or combined trades. Under certain limited circumstances, and only with the prior written approval of the Chief Compliance Officer, a Covered Person may participate in certain opportunities of limited availability that are deemed by the Chief Compliance Officer not to have an adverse effect on any Client.

A Covered Person may not cause or attempt to cause any Client to purchase, sell, or hold any security for the purpose of creating any benefit to Firm accounts or to Covered Person accounts.

1.	Procedures

Disclosure of Personal Interest. If a Covered Person believes that he or she (or a related account) stands to benefit materially from an investment decision for a Client that the Covered Person is recommending or making, the Covered Person must disclose that interest to the Chief Compliance Officer. The disclosure must be made before the investment decision and should be documented by the Chief Compliance Officer.

Restriction on Investment. Based on the information given, the Chief Compliance Officer will make a decision on whether or not to restrict a Covered Person’s participation in the investment decision. In making this determination, the Chief Compliance Officer will consider the following factors, among others: (i) whether any Client was legally and financially able to take advantage of this opportunity; (ii) whether any Client would be disadvantaged in any manner; (iii) whether the opportunity is de minimis; and (iv) whether the opportunity is clearly not related economically to the securities to be purchased, sold or held by any Client.

Record of Determination. A memorandum concerning the investment opportunity and the disposition of the approval request will be prepared promptly and maintained by the Chief Compliance Officer.

XIII.	ORDER ENTRY

The SEC has detailed recordkeeping requirements that are discussed in a separate section of this Manual below. One of those requirements, Rule 204-2(a)(3) of the Advisers Act, dictates that memoranda of each order containing specified information be retained as a record of the adviser. In addition, the need to create information to demonstrate compliance with other duties related to portfolio management and trading, such as compliance with Client directions to use particular brokers and the requirement of fair and equitable allocations, dictates that orders be documented as set forth in the following procedures.

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1.	Procedures

Documentation of Orders. The portfolio manager or a designated member of the portfolio management team will be responsible to document each order, which must contain the information set forth below:

•	the terms and conditions of the order, including the name of the issuer and CUSIP number, the number of shares or dollar amount purchased and sold, the number of shares, price and commission;

•	the person who placed the order;

•	the participating account(s);

•	trade and settlement or cancellation dates;

•	the executing broker-dealer;

•	an indication whether the order is discretionary; and

•	notations of any modification or cancellation of the order.

Such orders and the information above will be stored electronically in the shadow book-keeping system under the supervision of the Investment Operations team.

Review and Monitoring. Trade tickets are reviewed daily for compliance with these procedures by portfolio managers or a designated member of the portfolio management team. Trades that do not appear to comply with these procedures will be reported to the Chief Compliance Officer who will investigate the trade and record the results, including any corrective action taken, in a memorandum.

Trade Reviews. A designated member of the portfolio management team, with support from designated operational personnel, shall be responsible for performing trade sheet and confirmation statement review and reconciling them to order entry on a daily basis.

Settlement. A designated member of the portfolio management team, with support from designated operational personnel, shall be responsible for the proper settlement of all Client transactions.

XIV.	ALLOCATION OF TRADES

Generally, BAM follows a quantitative trading strategy across its asset management platform. A quantitative strategy requires data aggregation to create algorithms based on past market events. BAM has developed multiple models for its strategies. The portfolio management team is charged with monitoring these models, adjusting the models based on new information as well as developing new models.

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The same investment decision may be made for more than one client of BAM. BAM is committed to allocating investment opportunities among its clients in a manner that, over time, is on a fair and equitable basis and has established the procedures set forth below to guide the determination of such allocations. It is the policy of the firm that investment decisions are to be made consistent with the investment objectives, guidelines and restrictions of Clients and that trades are to be allocated fairly and equitably among accounts participating in each transaction, taking into consideration the objectives, restrictions, investment strategy, asset allocation and benchmarks of each Client.

1.	Procedures

In the event that purchase and sell orders of the same class of security are occurring at the same time for multiple accounts, the orders may be combined for the purpose of seeking best execution for each participant. An order that is partially filled, will, as a general matter, be allocated pro-rata in proportion to each participant’s original order or account size. Notwithstanding, additional factors may cause deviations from BAM’s general trade allocation methodology.

In those circumstances where a pro rata by order allocation is not possible, portfolio managers may look to the following factors in order to make allocation decisions, including, without limitation: (A) the relative actual or potential exposure of any particular Client to the type of investment opportunity in terms of its existing investment portfolio; (B) the investment objective of such Client; (C) cash availability, suitability, Client instructions, whether a purchase is being made for a specific Client, permitted leverage and available financing for the investment opportunity (including, without limitation, taking into account the levels/rates that would be required to obtain an appropriate return); (D) the likelihood of current income; (E) the size, liquidity and duration of the investment opportunity; (F) the seniority of loan and other capital structure criteria; (G) with respect to an investment opportunity originated by a third party, the relationship of a particular Client (or the portfolio manager) to or with such third party; (H) tax reasons; (I) regulatory reasons; (J) supply or demand for an investment opportunity at a given price level; (K) a Client’s risk or investment concentration parameters (including, without limitation, parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type, or other similar risk metrics); (L) whether the investment opportunity is a follow-on investment; (M) whether the vehicle is in the process of fundraising or is open to redemptions (in which case, notions of net asset value and available capital may be subjectively adjusted to account for anticipated inflows or redemptions); and (N) such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to one or more Clients (e.g., in the case of a Client ramp-up period or when incubating a particular investment strategy or product).

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XV.	BEST EXECUTION

BAM’s primary consideration with regard to purchases and sales for its clients is obtaining the most favorable execution of the transactions needed.. BAM will effect transactions with those brokers and dealers which it believes provide the most favorable prices and who are capable of providing efficient executions. The determinative factor is whether the transaction represents the best qualitative execution for the client account and not whether the lowest possible commission cost and price is obtained. BAM considers the full range of quality of the broker’s service in selecting brokers to meet best execution obligations and may not pay the lowest commission rates or prices available. BAM believes the following are some factors that contribute to efficient execution, although BAM is not required to weigh any of these factors equally:

•	size of the order,

•	the ability to effect prompt and reliable executions at favorable prices (including the applicable dealer spread or broker commission, if any),

•	difficulty of execution given the nature of the asset and/or prevailing market conditions,

•	operational capabilities and facilities of the broker or dealer involved,

•	the financial strength, integrity and stability of the broker,

•	whether that broker or dealer has risked its own capital in positioning a block of securities or other assets,

•	efficiency of confirmation and settlement of trades

•	the prior experience of the broker or dealer in effecting transactions of the type in which BAM will engage.

1.	Procedures

New counterparty approval process. The Investment Operations and Compliance teams must approve a new counterparty prior to BAM engaging in transactions with the counterpart. Covered Persons should contact the Investment Operations team and Compliance to begin the process for approval and sign off of a new counterpart. New counterparts may face a heightened diligence process including:

•	Risk analysis

•	Financials analysis

•	Best execution analysis

Approval (email is acceptable) must be obtained prior to engaging in transactions with a new counterparty.

Pricing review. The Portfolio Team after trade execution will review pricing received on the trades. If executions were completed efficiently and reasonably then executing brokers may receive trading opportunities in the future.

The Portfolio Management team will provide a report of this analysis to BAM Compliance. BAM Compliance will review the pricing reports and request an explanation for any deviations from the market range from the business professionals.

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Broker review. On a semi-annual basis or as needed, BAM’s Portfolio Management and Trading teams, as applicable, will rank brokers used on behalf of BAM clients. Relevant considerations will include price and availability of the securities. BAM Compliance will analyze these ranks against the volume of trades done with each counterpart.

XVI.	PROXY VOTING

At this time, BAM will not vote proxies on behalf of a Client’s account. Generally, our investment universe does not include securities that have voting rights. In the event that a proxy is issued by a security in a U.S. account, BAM will forward all proxy solicitation and related materials, including annual and interim reports and any other issuer mailings that are received to the Client to vote. The Chief Compliance Officer will maintain a record of any proxy voting materials received by BAM.

XVII.	CUSTODY

Investment advisers with custody or possession of client funds or securities are subject to the requirements of Rule 206(4)-2 under the Advisers Act. That rule requires, among other things, that:

•

Firm Client funds and securities be maintained by a “qualified custodian” in a separate account for each Client under that Client’s name or in accounts that contain only Clients’ funds and securities, under the Firm’s name as agent or trustee for the Clients;

•

the Firm give Clients notice in writing of the name and address of the qualified custodian(s) used and the manner in which the assets are maintained, promptly upon the opening of the account and following any change in the information;

•

the Firm either provide, or have a reasonable belief that the custodian is providing, Clients with a quarterly statement showing the amount of funds and of each security in the Client’s account at the end of the period and setting forth all transactions in the account during that period; and

•	if the Firm itself provides the statement, all assets in the Firm’s custody must be verified at least annually by a “surprise audit” conducted by an independent public accountant.

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Definition of Custody. The term “custody” is defined as “holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them.” It includes specifically:

•

actual possession of Client funds or securities unless they are received inadvertently and returned to the sender within three business days of receiving them. If a Client mistakenly writes a check payable to the Firm, the Firm has three business days within which to return it and have it correctly made out to the custodian. Possession of checks drawn by Clients but payable to third parties is not deemed custody at all, so that if the Firm receives a check drawn to a custodian, it may forward it without itself being deemed to have custody of the funds.

•

any arrangement (including a general power of attorney) under which the Firm is authorized or permitted to withdraw Client funds or securities maintained with a custodian upon the Firm’s instruction. Thus, arrangements under which the Firm is authorized to deduct fees from Client accounts are deemed to result in the Firm having custody. Advisers who are deemed to have custody solely by virtue of deducting fees from client accounts do not have to answer affirmatively to the question on Form ADV about whether they have custody, however.

•

any capacity (including, for example, trustee of a trust, general partner to a limited partnership, managing member of a limited liability company) that gives the Firm or any individual who is a Covered Person of the Firm legal ownership of or access to Client funds or securities. The SEC does not view the Firm to have custody of the funds or securities of an estate, conservatorship or trust if the Covered Person has been appointed as executor, conservator or trustee as a result of family or personal relationship with the decedent, beneficiary or grantor (and not a result of employment with the Firm),

It is the general policy of the Firm not to accept physical custody of Client funds or securities. Because of the deduction of fees from Client accounts, and because the Firm acts as general partner or managing member to private funds, the Firm is deemed to have custody of Client funds.

Qualified Custodian and Notice. The Firm will maintain custody of Client funds or securities (other than uncertificated securities acquired directly from the issuer in private placements) with broker-dealers, banks, certain foreign banks or other similar “qualified custodians.” The Firm will give Clients notice in writing of the name and address of the qualified custodian(s) used and the manner in which the assets are maintained, promptly upon the opening of the account and after any change in the information.

Exceptions. Holdings of uncertificated securities acquired directly from the issuer in private transactions are exempted from the requirements that assets be maintained with qualified custodians and notice requirements. For securities to be eligible for this exception, ownership of the securities must be recorded only on the books of the issuer, and they must be transferable only with consent of the issuer.

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Account Statements. The Firm must either provide or have a reasonable belief that the custodian is providing, Clients with a quarterly statement showing the amount of funds and of each security in the Client’s account at the end of the period and setting forth all transactions in the account during that period.

Trusteeships. Employees of the Firm generally are not permitted to serve as trustees of Client assets. Any requests to serve in such capacity must be approved by the Chief Compliance Officer.

ERISA Considerations. ERISA plan assets must be held in trust, with certain limited exceptions. ERISA does not preclude the holding of securities in nominee name with a custodial bank, insurance company, registered broker-dealer, or clearing agency provided that the trustee remains the beneficial owner of the securities. ERISA also requires that the “indicia of ownership” of any plan assets (including assets of private funds that hold “plan assets”) be held within the jurisdiction of the U.S. federal courts. However, Department of Labor regulations permit the holding of certain foreign securities and currency outside of the United States, provided that they are held under the management or control of a qualified fiduciary, or in the physical possession or control of a qualifying financial institution that is a U.S. domestic entity whose principal place of business is in the United States. ERISA also requires that any person who “handles” assets of a plan to be bonded. The Firm must either arrange for its own fidelity bond, or it must ensure that each ERISA Client covers the Firm under its own fidelity bond.

1.	Procedures

Custodial Account. The Firm will not commence trading for an account unless it has received notification of the opening of a custodial account with a qualified custodian.

Notice to Clients/Investors. The name and address of the qualified custodian and the manner in which a managed account Client’s asset will be held will be disclosed to Clients either in a separate disclosure to the Client and/or in the investment advisory agreement.

No Assets Transferred to the Firm. Clients are instructed that all assets placed under the Firm’s management must be transferred directly to the qualified custodian, and that checks or wires of funds should be payable to the name of the qualified custodian and not to the Firm. Designated operations personnel will be responsible for the immediate return of checks or other instruments made out in the name of the Firm, and in no event more than three business days after receipt, with instructions that they be corrected to be payable to the qualified custodian.

Payment of Fees. BAM Clients will be billed directly for fees and the process and frequency will be set forth in each Client’s advisory agreement. At this time, BAM will not deduct fees from Clients’ accounts at the qualified custodian.

Account Statements. Separately managed accounts generally are in custody at brokers which will provide statements directly to the Client at least quarterly.

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Notice. The Chief Compliance Officer will review the Firm’s advisory agreements, special notifications and any private offering documents to make sure they provide required notice to Clients and/or investors of custodial arrangements.

XVIII.	VALUATION

The objective of this valuation policy is to provide BAM a framework for adopting and implementing procedures for pricing investments. It is the Firm’s goal to adhere to valuation standards that are fair, consistent and independent when pricing the investments managed by BAM. Given the nature of certain markets in which BAM trades, values of securities may not be easily determined and may require judgments and inputs from multiple sources. As a result, the valuation procedures are designed to allow flexibility when valuing such securities.

1.	Roles and Responsibilities

Investment Operations Team. The Investment Operations team is responsible for obtaining and compiling pricing information from multiple sources and assigning securities values based on the approved pricing sources in the pricing hierarchies. The Investment Operations team will:

(i)	Request and compile pricing information from approved vendors and brokers and assign values based on BAM’s Valuation Policy and Procedures;

(ii)	Collect price challenges and submit them to the approved vendor sources for evaluation. Communicate the response from the vendors to the Portfolio Management team;

(iii)	Process vendor and price override requests;

(iv)	Communicate any issues noted to the Investment Practices Committee;

(v)	Maintain all books and records with regard to valuation of BAM client securities.

Portfolio Management Team. The Portfolio Management team is responsible for reviewing the pricing reports provided by the Investment Operations team to ensure all prices are reasonable given the prevailing market condition.

If the Portfolio Management team disagrees with the prices, they can submit price challenges or vendor and price override requests through the Investment Operations team. The Investment Operations team will maintain records of such disagreements and their resolution.

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Compliance Team. BAM Compliance is responsible for maintaining, monitoring and communicating the valuation policy and procedures to the relevant parties inside the Firm. These responsibilities include:

(i)	Gathering feedback from the Investment Operations team and Portfolio Management teams to determine whether the current valuation process is appropriate;

(ii)	Recommending changes to the Investment Practices Committee;

(iii)	Performing periodic tests to ensure that the Firm is adhering to this valuation policy. Any issues noted will be reported to the Investment Practices Committee.

2.	Valuation Procedures

Obtaining and Documenting Prices—Price Source. In cases where an asset may trade on multiple exchanges, the Investment Operations team will use the price of such market place is the most liquid according to the data available. If a liquidity analysis is not available or applicable to the instrument being priced, the Investment Operations team will determine the exchange that is the principal market, or most appropriate market, for the security, document which exchange is the principal market or the most appropriate market and the basis for selecting such market, and use the last sale recorded on such exchange on the valuation date.

In the event that such exchange is closed on the valuation date, the Investment Operations team, as it deems appropriate, may use the last sale on the last date the exchange was open for valuing such asset. Such determination shall be documented by the Investment Operations team. In addition, the Investment Operations team may also consider the first sale on the first date the market is open after the valuation date to determine whether the last sale used to value the asset was reasonable. When reviewing the first sale following the valuation date, the Investment Operations team shall consider whether there were any significant developments between the valuation date and the date of the first sale that would materially impact the price (e.g., an announcement of market moving news such as a merger or a labor strike).

The Investment Operations team has access to and will utilize the pricing sources in SimCorp:

Instrument	Source
Equities	Telekurs
Bonds	Bloomberg
Funds/ETF	Telekurs / Investment Company
Future/Option	Telekurs
FX-Rates	Telekurs
Yield-Curves	Reuters
Volatility-Curves	Bloomberg
Index	Bloomberg
Additional Bank Price Sources	Reuters / WM / DWZ
Algorithm	MLM (Most Liquid Market Place)

Valuation Methodology. BAM generally will price investments on a monthly basis, or as otherwise required by its clients on a case by case basis. Securities are priced at mid. The security will be valued at the purchase price on the day of purchase. The valuation policy and procedures will govern the pricing process after the date of purchase.

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Where securities are quoted on a market exchange that is active with respect to such securities:

(i)	The last sale price on the appropriate securities exchange will be used.

(ii)	In the absence of a last sale on an active market exchange, the average of the bid/ask price will be used and if there is no ask price, the bid price will be used.

(iii)	The Investment Operations team shall identify any securities held that are subject to sales restrictions and inform the Portfolio Management team and Chief Compliance Officer of such restrictions.

Securities that are not quoted on a market exchange:

(i)	BAM will generally price fixed income securities using independent commercial pricing services approved by the BAM (see above).

(ii)

If a price is not available from the designated primary pricing vendor, a secondary vendor may be used. If vendor pricing is not available or is determined to be unreliable, the Investment Operations Group will use broker quotes as a price source.

(iii)

BAM will first attempt to obtain quotes from the brokers on BAM’s approved broker list who provide firm commitment to execute on the prices quoted or, if not available, an indicative quote. In general, BAM will use mid prices as the current values for the securities. The Investment Operations Group will maintain all documents related to the broker quotes.

Vendor Price Challenges. If the Portfolio Management team disagrees with the price given a security by a pricing vendor, they may challenge the price by communicating its disagreement to the Investment Operations team. The Investment Operations team will issue the challenge to the relevant pricing vendor. The Investment Operations team will maintain the documentation related to such challenges, as well as the response from the pricing vendor. BAM will generally use the vendor price once the vendor’s response is received.

Vendor Price Overrides. If the Portfolio Management team still disagrees with the response from the pricing vendor to the price challenge, they can request a vendor price override. When making such requests, the requesting team must explain the rationale for the override request and supply alternative quotes, such as secondary vendor pricing, broker quotes or other information to support the request.

The team requesting a price override must complete a Vendor/Price Override Form and submit the form to the Investment Operations team for record keeping and processing. The Investment Operations team will forward the request to the Chief Compliance Officer for review and approval.

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If approved, the Investment Operations team will document the approval and adopt the approved pricing. Unless there is a permanent change in the valuation process for the security, the valuation process applied to the next pricing period for the security will revert back to the standard valuation procedures.

XIX.	TRADE ERRORS & MODIFICATIONS

The SEC has stated that:

“an investment manager has an obligation to place orders correctly for its advised and non-advised accounts. Accordingly, if an investment manager makes an error while placing a trade for an account, then the investment manager, in order to comply with its obligation to its customer, must bear any costs of correcting such trade.”

1.	Errors Subject to the Procedures

Errors may occur in either the investment decision-making or in the trading process. For purposes of this Manual, errors in both investment decision-making and trading are referred to as trade errors, which are defined to include:

•	purchases and sales of securities that the Firm knows or should have known were not legally authorized for a Client’s account;

•	purchases and sales of securities not authorized by the Client’s investment advisory contract or a private fund’s offering documents;

•

purchases or sales of a security different from the security on a portfolio manager’s order or in an amount different from that on a portfolio manager’s order and which in either case is inappropriate to implementation of the Client’s investment objectives;

•	failure to place a portfolio manager’s order to purchase/sell securities as intended.

Clerical mistakes that have an impact solely only on recordkeeping are not treated as trade errors.

It is the policy of the Firm that the utmost care is to be taken in making and implementing investment decisions on behalf of Client accounts. To the extent that any errors occur, they are to be corrected promptly and reported to the portfolio manager in charge of the account and the Chief Compliance Officer as set forth in the procedures below.

2.	Broker Errors

The SEC has taken the position that it is inappropriate to compensate brokers with soft dollars (i.e., directed brokerage business) for absorbing trade errors. To the extent that a broker-dealer absorbs losses due to an error caused by the investment adviser, in the SEC’s view, the broker-dealer

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is providing a benefit to the investment adviser, and not to the Client for whose account the error was made or to any other Clients. Under the Advisers Act (which covers relationships with all Clients), the receipt by the Firm of such a benefit is not protected as a soft dollar service by Section 28(e) and could be deemed a violation of the antifraud provisions of Section 206, as well as the Firm’s fiduciary duty. The absorption of trade error losses by a broker-dealer is not appropriate, in that it relieves the Firm of the responsibility it would otherwise have to bear the cost of the error. It is the policy of the Firm that trade errors are not to be resolved through soft dollar or other reciprocal arrangements with broker-dealers. From time to time brokers may themselves make errors in committing to fulfill orders placed by the Firm on behalf of Client accounts. It is permissible to grant a broker’s request to cancel or modify a trade under the following circumstances:

•

Good Faith Error. The portfolio manager must believe that the broker acted in good faith and made an honest mistake. The initials of the portfolio manager on any trade ticket evidencing cancellation or modification of the trade will be evidence of this belief. Any such cancellation or modification must be effected no later than the close of business on the next business day after the trade date.

•

No Loss to Client. There must be no actual loss or expense charged to the Client. If the broker is unable to deliver the security at the quoted price, the trade may be cancelled if there has been no adverse market movement which deprived the Client of other investment opportunities in the security. If the Firm did not take advantage of other investment opportunities in the same security, and if the market has moved adversely since the order was placed that the broker is seeking to reverse, the portfolio manager should request the broker to effect the trade at the next best price that could have been obtained for the Client by the Firm (as evidenced by records of other contemporaneous bids or offers, as applicable) at the time the initial order was placed. Any resulting loss should be absorbed by the broker.

•	No Reciprocal Arrangements. There must be no reciprocal arrangement with the broker with respect to the trade in question or other trades.

•

Records to be Maintained. Adequate records of the trade and its cancellation or modification, indicating “broker error” as the reason for such cancellation or modification, must be made by the portfolio manager and kept by the Chief Compliance Officer to permit review of the decisions taken and the reason therefor.

3.	Procedures

The following procedures have been adopted for handling trade errors:

Discovery of Errors. Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. The portfolio manager who places the trade is responsible for confirming

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its accurate execution. In addition, the portfolio manager or a member of the portfolio management team will review trade reports daily and call to the attention of the appropriate portfolio manager and/or the Chief Compliance Officer any trades that appear to be erroneous.

Immediate Post-Trade Correction. In the case of a potential trade error that is discovered after execution of the trade, the portfolio manager may avert the error by reallocating the trade to other Clients, provided that the trade represents a legitimate investment decision for such Clients. Any such reallocation must be effected in accordance with the Firm’s Policy and Procedures for Allocation of Investment Opportunities and Trades above, and shall not be treated as a trade error under this policy.

Post-Settlement Correction. Generally, a trade error that is discovered after settlement may be corrected by effecting the necessary transaction or transactions to correct the error in the market. Any error by an Employee is a Firm error. Any losses suffered by the Client as a result of a trade error caused by an Employee are to be reimbursed by the Firm. Any gains realized by a Client account as a result of a trade error caused by the Firm are to remain in the Client’s account. Netting of gains and losses between Clients or in the case of multiple trade errors resulting from more than one investment decision for the same Client is not permissible. Netting of gains and losses is permitted only in the circumstance in which more than one transaction must be effected to correct one or more trade errors made as a result of a single investment decision. Any netting of gains and losses must be approved by the Chief Compliance Officer.

Reporting of Errors to Clients. Trade errors involving a material breach of a Client’s investment policies or restrictions, or restrictions on investment and trading imposed by the law governing the account (including regulations promulgated under such law and, in the case of ERISA Clients, their plan documents) should be reported to the Client. The disclosure required under this paragraph may be included as part of the next routine periodic report sent to the Client, unless the Client specifically directs otherwise. Trade errors other than those involving investment policies or restrictions may be reportable to the Client, on a case-by-case basis, at the discretion of the Chief Compliance Officer or portfolio manager.

Cancellations and Corrections. Any trade ticket that is altered for the purpose of correcting a trade error by changing the trade date or time, the amount purchased or sold, the name of the security or the Client account must be recorded in a daily log of cancellations and modifications, which shall be reviewed and signed by the supervising portfolio manager at the end of the trading day. Any cancellation or modification due to a trade error must be so identified on the log. A copy of the signed log shall be provided to and maintained by the Chief Compliance Officer. All modifications or cancellations to an order after a trade ticket has been prepared must be noted on the trade sheet (or an attachment), together with the reason therefor.

Trade Error Record. The Chief Compliance Officer must be informed of all trade errors without regard to the dollar amount (including errors discovered and corrected pre-settlement). The Chief Compliance Officer will maintain a record of all trade errors and the action taken to correct them. Such record should include the name of the Client, the name of the person responsible for the error, the amount involved, the name of the security involved, the action taken to correct the error and such other information as may be appropriate under the circumstances.

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XX.	CYBERSECURITY

BAM’s cybersecurity policy recognizes the critical importance of safeguarding clients’ personal information as well as the confidential and proprietary information of the Firm and its employees. Maintaining the security, integrity and accessibility of the data maintained or conveyed through the Firm’s operating systems is a fundamental requisite of our business operations and an important component of our fiduciary duty to our clients. While recognizing that the very nature of cybercrime is constantly evolving, BAM conducts periodic vulnerability assessments based on our firm’s use of technology, third-party vendor relationships, reported changes in cybercrime methodologies, and in response to any attempted cyber incident, among other circumstances.

Protecting all the assets of our clients and safeguarding the proprietary and confidential information of the firm and its employees is a fundamental responsibility of every BAM employee, and repeated or serious violations of these policies may result in disciplinary action, including, for example, restricted permissions or prohibitions limiting remote access; restrictions on the use of mobile devices; and/or termination.

1.	Responsibility

These procedures set forth a process by which the Firm attempts to protect information and client assets from cyber-attacks by managing the various cybersecurity risks to systems, assets, data, and capabilities.

The Chief Compliance Officer is responsible for reviewing, maintaining and enforcing these policies and procedures to ensure meeting BAM’s overall cybersecurity goals and maintaining compliance with applicable federal and state laws and regulations. The Chief Compliance Officer may recommend disciplinary or other action as appropriate in the event of any violation of this policy. The Chief Compliance Officer is also responsible for distributing these policies and procedures to all Covered Persons and conducting appropriate training to ensure adherence.

2.	Procedures

BAM has adopted various procedures to implement the Firm’s policy and conducts reviews to monitor and ensure the firm’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

•	BAM restricts employees’ access to those networks resources necessary for their business functions;

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•	The Chief Compliance Officer or other designated person(s) conducts periodic risk assessments at least annually to identify cybersecurity threats, vulnerabilities, and potential business consequences;

•

BAM has adopted procedures to promptly eliminate access to all firm networks, devices and resources as part of its HR procedures in the event an employee resigns or is terminated, such employee is required to immediately return all firm-related equipment and information to the Chief Compliance Officer;

•

In general, BAM seeks to install technological impediments to prohibit employees from installing software on company owned equipment without the Chief Compliance Officer or other designated person(s) entering an administrative password;

•	the Chief Compliance Officer or other designated person(s) conducts periodic monitoring of the firm’s networks to detect potential cybersecurity events;

•

the Chief Compliance Officer or other designated person(s) oversee the selection and retention of third-party service providers, taking reasonable steps to select those capable of maintaining appropriate safeguards for the data at issue and require service providers by contract to implement and maintain appropriate safeguards;

•	the Chief Compliance Officer or other designated person(s) requires third-party service providers having access to the firm’s networks to periodically provide logs of such activities;

•

security procedures to protect nonpublic personal information that is electronically stored or transmitted include authentication protocols; secure access control measures, and encryption of all transmitted files;

•	to best protect our clients and the firm, all suspicious activity recognized or uncovered by personnel should be promptly reported to the Chief Compliance Officer and/or other designated persons; and

•	an employee must immediately notify his or her supervisor and/or the Chief Compliance Officer to report a lost or stolen laptop, mobile device and/or flash drive.

XXI.	BUSINESS CONTINUITY PLAN

The Firm has adopted a business continuity and recovery plan (“Plan”) to be used in the event of a significant business interruption. The Plan has been provided to, and is accessible by, each Employee.

The Chief Compliance Officer will maintain a copy of the Plan and will furnish a copy to each Employee.

XXII.	RECORD KEEPING

It is the policy of the Firm to comply fully with the detailed requirements under the Advisers Act for the preparation and retention of records related to its advisory business. In addition, it is Firm policy to prepare and retain other records that facilitate the conduct of its advisory business or the demonstration of compliance with best industry practices.

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Legal Requirements. Section 204 and Rule 204-2 under the Advisers Act impose various requirements on the Firm for the creation and maintenance of records. The charts below set forth brief descriptions of the records that must be kept and the periods of time for which they must be kept, as mandated by these provisions. The source of the legal requirement for creation and maintenance of the records is indicated in brackets after the description of each record. In some cases, best practices in the industry are the source of the requirement.

Time Periods for Record Retention. Generally, records related to the Firm’s business must be maintained and preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record or during which the Firm last published or otherwise disseminated the regulated information. During the first two years, such records are to be maintained in an office of the Firm. Certain of the Firm’s own corporate documents must be maintained at the principal office of the Firm and preserved until at least three years after dissolution of the Firm.

Electronic Records. If records are stored electronically so that the Firm has immediate access to a record on a computer located in its own office, then the record is deemed to be maintained “at an appropriate office of the adviser.” If records are stored electronically or on film:

•	The records must be arranged and indexed so as to permit the prompt location of any particular records;

•	Printouts of records or copies of the computer tape or disk must be available to SEC examiners upon request;

•	A duplicate of the computer storage medium must be stored separately from the original; and

•	Procedures for the maintenance and preservation of and access to records must be implemented to safeguard the records from loss, alteration or destruction.

E-mail Monitoring/Retention. As previously noted, all e-mail is required to be monitored and retained. The Firm will retain all incoming and outgoing e-mail of its Employees that contain required records. Records in e-mail form are stored electronically via a third party vendor and have the capability of segregating them according to sender, recipient and other search data; searching e-mail data according to certain key words and providing access to attachments. All instant messaging is strictly prohibited except through Bloomberg terminals or instant messaging otherwise approved by the Chief Compliance Officer. Instant messages through Bloomberg terminals are retained by and available from Bloomberg.

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1.	Procedures

The chart below sets forth records required to be maintained under the federal securities laws, the required retention periods. The retention period of five years runs from the end of the fiscal year in which the record last had an entry made, or was last used. For more information or for questions on records which are not expressly detailed here, please discuss with the Chief Compliance Officer.

		Required Documents	Period of Retention
1.	Corporate books and records. [Advisers Act Rule 204-2(e)(2)]		Life of entity + 3 years

	a.	Partnership Articles

	b.	Articles of Incorporation

	c.	By-Laws

	d.	Minute Books

	e.	Stock Certificate Books

2.	Organizational chart, personnel directory and description of the functions and duties of each department and staff. [Best Practices]		5 years

3.	Written policies and procedures, including		5 years

	a.	Compliance Policies and Procedures under Rule 206(4)-7

	b.	Previously in effect insider trading policies and procedures

	c.	Previously in effect privacy policies and procedures

	d.	Previously in effect proxy voting policies and procedures.
[Best Practices and Advisers Act Rule 206(4)-7].

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		Required Documents	Period of Retention
4.	Records of personal securities transactions in which the Firm or its Employees (including Access Persons) have direct or indirect beneficial ownership or interest. [(Advisers Act Rule 204A-1]		5 years

	a.	initial and annual holdings reports and quarterly transaction reports;

	b.	a record of the names of persons who are or were in the past five years Access Persons of the Firm;

	c.	records of any decisions to approve the acquisition by an Access Person of any shares in an initial public offering or a limited offering.

5.	Documents evidencing registration status of the Firm with the SEC. [Best Practices]		Life of entity + 3 years

6.	Form ADV, and any amendments to Form ADV, as filed with the SEC and the IARD. [Advisers Act Rule 204-2(a)(14)]		Life of entity + 3 years

7.	Notices or other communications made to states, as applicable. [Best Practices]		Life of entity + 3 years

8.	Copy of each composite Part II of Form ADV (or separate disclosure document or brochure) delivered to Clients and prospective Clients or offered to be delivered to Clients, record of the dates on which it was offered to Clients, copies of all requests sent by Clients to receive Part II of Form ADV, and records of transmittal to those Clients who requested it. [Advisers Act Rule 204-2(a)(14)]		5 years

9.	Copies of contracts and related documents.		5 years

	a.	Investment management agreements.

	b.	Any other documents reflecting the granting to the Firm power of attorney or discretionary authority. [Advisers Act Rule 204-2(a)(9)]

	c.	Solicitation Agreements. [Advisers Act Rule 206(4)-3]

	d.	Any other contracts relating to the business of the Firm.

[Advisers Act Rule 204-2(a)(10)]

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		Required Documents	Period of Retention
10.	Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins or other communications circulated to ten or more persons and supporting documentation for recommendations therein for the purchase or sale of specific securities. [Advisers Act Rule 204-2(a)(11)]		5 years

11.	All accounts, books, internal working papers, and any other records or documents that are necessary to demonstrate the calculation of any performance or rate of return figures presented in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes to ten or more persons. [Advisers Act Rule 204-2(a)(16)]		5 years from the end of the fiscal year during which the information was last published

12.	Documents relating to third-party solicitors.		5 years

	a.	Cash solicitation agreement with third-party solicitors.

	b.	Disclosure statements of third-party solicitors.

	c.	Written acknowledgments of receipt obtained from Clients.

	d.	List of third-party solicitors with whom the Firm has contracted.

	e.	List of accounts obtained by each third-party solicitor.

[Advisers Act Rule 204-2(a)(15)]

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		Required Documents	Period of Retention
13.	Financial books and records.		5 years

	a.	Cash receipts and disbursements journal. [Advisers Act Rule 204-2(a)(1)]

	b.	General and auxiliary ledgers. [Advisers Act Rule 204-2(a)(2)]

	c.	Check books, bank statements, cancelled checks and cash reconciliations. [Advisers Act Rule 204-2(a)(4)]

	d.	All bills or statements relating to the Firm’s business as an investment adviser. [Advisers Act Rule 204-2(a)(5)]

	e.	All trial balances, financial statements, and internal audit workpapers relating to the business of the Firm. [Advisers Act Rule 204-2(a)(6)]

	f.	List of and documentation of loans to the Firm, including loans from Clients (if any), indicating the terms, amounts, dates of such loans and current balance. [Advisers Act Rule 206(4)-4 and Best Practices]

14.	Portfolio management and trading records, including:		5 years

	a.	Memoranda of each order given by the Firm for the purchase or sale of any security, or any instruction received by the Firm from Clients concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda should indicate (1) the terms and conditions of the order, instruction, modification or cancellation; (2) the portfolio manager who recommended the transaction; (3) the person who placed such order; (4) the account for which the order was placed; (5) the date of entry; (6) the bank or broker- dealer through which the order was entered and executed; and (7) whether the order was entered pursuant to discretionary authority. [Advisers Act Rule 204-2(a)(3)]

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		Required Documents	Period of Retention
	b.	Originals of all written communications received and copies of all written communications sent by the Firm relating to (1) any recommendation made or proposed to be made and any advice given or proposed to be given; (2) any receipt, disbursement or delivery of funds or securities; or (3) the placing or execution of any order to purchase or sell any security such as custodian statements, confirmations, statements sent to Clients and Client correspondence. [Advisers Act Rule 204-2(a)(7)]	5 years

	c.	Records showing separately for each Client the securities purchased and sold, and the date, amount and price of each such purchase and sale. [Advisers Act Rule 204-2(c)(1)]	5 years

	d.	For each security in which a Client holds a position, a securities cross-reference report showing the Client names and the number of shares they hold in such security. [Advisers Act Rule 204-2(c)(2)]	5 years

15.	List or other record of all accounts in which the Firm is vested with any discretionary power with respect to the funds, securities or transactions of any Client. [Advisers Act Rule 204-2(a)(8)]		5 years

16.	File of Client complaints. [Best Practices]		5 years

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		Required Documents	Period of Retention
17.	Records in connection with custody or possession of Client funds or securities, as applicable, including: [Advisers Act Rule 204-2(b)]		5 years

	a.	Copies of custody agreements.

	b.	List of all custodians and depositories to be used for Clients’ funds and securities, if applicable.

	c.	Records reflecting all purchases, sales, receipts and deliveries of securities and all debits and credits to such accounts.

	d.	Separate ledger account for each Client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits.

	e.	Copies of confirmations of all transactions effected by or for such Clients.

	f.	Record for each security in which any Client may have a position reflecting the name of the Client, the amount of his interest and the location of the security.

18.	Copies of Exchange Act Ownership Reports.		Life of entity + 3 years

	a.	Schedules 13F, 13G and 13D.

	b.	Forms 3, 4 and 5.

19.	A copy of each annual privacy notice delivered to Clients and a record of the date on which it was delivered. [Regulation SP]		5 years

20.	Documents related to the maintenance and implementation of compliance policies and procedures in this Manual, including:		5 years

	a.	A copy of the Firm’s policies and procedures, and

	b.	Any records documenting the Firm’s annual review of those policies and procedures. [Advisers Act Rules 206(4)-7 and 204-2(a)(17)]

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		Required Documents	Period of Retention
21.	Documents related to the maintenance and implementation of a Code of Ethics, including:		5 years

	a.	A copy of the Firm’s Code that is in effect, or at any time within the past five years was in effect;

	b.	A record of any violation of the Code, and of any action taken as a result of the violation; and

	c.	A record of all written acknowledgments of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person of the Firm. [Advisers Act Rule 204-2(a)(12)]

	d.	A record of all persons, currently or within the past 5 years who are required to make reports or who are or were responsible for reviewing such reports.

22.	Records related to proxy voting, including:		5 years

	a.	Copies of proxy voting policies and procedures;

	b.	Copies or records of each proxy statement received with respect to the securities of Clients for whom the Firm exercises voting authority (the Firm may rely on EDGAR as repository of proxy statement filed there);

	c.	A record of each vote cast;

	d.	Records pertaining to the Firm’s decision on the vote;

	e.	A record of each written Client request for proxy voting information; and

	f.	Copies of all written responses by the Firm to written or oral Client requests for proxy voting information. [Advisers Act]

23.	Compliance records under this Manual, including, for example:		5 years

	a.	Memoranda, if any, of investigations of potential insider trading; and

	b.	Memoranda, if any, of investment opportunities, IPOs or private placements for which approval sought under Code of Ethics.

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Attachment A

Non-Discretionary Managed Accounts Disclosure

Employee: ______________________________________

Time Period Covered: _____________________________

I have retained a trustee or third party manager (the “Manager”) to manage certain accounts of mine. Following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Please list the following account information:

Name of Broker, Dealer, or Bank	Account Number	Relationship to Manager (Independent Professional, Friend, Relative, etc.)

I acknowledge and certify that:

1.	I have no direct or indirect influence or control over the Accounts;

2.

If my control over the Accounts should change in anyway, I will immediately notify the Chief Compliance Officer in writing of such change and will provide any required information regarding holdings and transactions in the Accounts;

3.

I agree to provide reports of holdings and/or transaction (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Chief Compliance Officer;

4.	I did not suggest that the Manager make any particular purchases or sales of security for the Accounts during the period covered by this report;

5.	I did not direct the Manager to make any particular purchases or sales of securities for the Accounts during the period covered by this report;

6.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period covered by this report; and

7.	I will contact the Chief Compliance Officer immediately in the event that a non-discretionary or fully managed account over which I have direct or indirect beneficial ownership is opened.

Yes  ☐    No  ☐

I certify and acknowledge that the information in this form is true and correct to the best of my knowledge and agree to immediately notify the firm if such information becomes inaccurate in any way.

Signature: ______________________________________________ Date: _________________________

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Berenberg Asset Management

Supplemental CTA Policies and

Procedures Manual

Policies and procedures as a Commodity Trading Advisor (“CTA”). Berenberg Asset Management Inc. (“BAM” or the “Firm”) is registered with the Commodity Futures Trading Commission (“CFTC”) under the Commodity Exchange Act (“CEA”) and is a member (“Member”) of the National Futures Association (“NFA”).

April 2018

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CTA Registration – Firm and Employees

Policy

The Firm’s policy is to comply with all regulatory requirements under the CEA, CFTC regulations and NFA rules regarding CFTC registration and NFA Membership and to maintain all filings and exemptions on a current and accurate basis.

Background

With certain exceptions, all persons and organizations that intend to do business as commodity interest professionals must register under the CEA. The primary purposes of registration are to screen an applicant’s fitness to engage in business as a commodity interest professional and to identify those individuals and organizations whose activities are subject to federal regulation. In addition, all individuals and firms that wish to conduct commodity interest-related business with the public must apply for NFA Membership, the self-regulatory organization for commodity interest firms.

In its capacity as a CTA, BAM is registered with the CFTC under the CEA and is a member of the NFA.

Registration for a Firm

The firm files for registration as a CTA by using the NFA Online Registration System (“ORS”).

In order to register with the NFA, a firm must take the following steps:

1.	Complete Form 7-R, the Firm application

2.	Submit an application fee of $200 (for each Form 7-R filed for registration as a CTA)

3.	Pay NFA-mandated CTA membership dues of $750 in total

Registration of Principals and Associated Persons

NFA Registration Rule 101 and CFTC Rule 3.1(a) define the term “principal”. A Principal is defined for a corporation like BAM as:

(1)

An individual who is a director, president, chief executive officer (“CEO”), chief operating officer, chief financial officer, chief compliance officer (“CCO”), or a person in charge of a business unit containing the Firm’s CTA- related activities; or

(2)	An individual who directly or indirectly, through agreement, holding companies, nominees, trusts or otherwise:

a.	is the owner of 10% or more of the outstanding shares of any class of the Firm’s voting securities;

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b.	is entitled to vote, sell or direct the sale of 10% or more of any class of the Firm’s voting securities;

c.	has contributed 10% or more of the Firm’s capital;

d.	is entitled to receive 10% or more of the Firm’s net profits; or

e.	has the power to exercise a controlling influence over the Firm’s activities as a CTA; or

(3)	An entity that:

a.	is the direct owner of 10% or more of any class of the Firm’s securities; or

b.	has directly contributed 10% of the Firm’s capital, with certain exceptions.

Firm personnel who fall within the definition of Principal must complete the following steps in connection with the Firm’s registration as a CTA:

1.	Complete Form 8-R, the Individual Application;

2.	Submit fingerprint cards; and

3.	Complete the verification of each Form 8-R.

BAM will submit the Individual Application through ORS and pay the application fee of $85 per Principal.

CFTC Rule 1.3(aa) defines the term Associated Person (“AP”) as any natural person who is associated in any capacity (a) with a CTA as a partner, officer, employee, consultant, or agent (or any natural person occupying a similar status or performing similar functions), in any capacity which involves: (i) the solicitation of a client’s or prospective client’s discretionary account, or (i) the supervision of any person or persons so engaged or (b) with a CPO as a partner, officer, employee, consultant, or agent (or any natural person occupying a similar status or performing similar functions), in any capacity which involves: (i) the solicitation of funds, securities, or property for a participation in a commodity pool or (ii) the supervision of any person or persons so engaged.

The CFTC has provided certain exemptions from AP registration. If a CPO outsources solicitation of pool investors to a securities broker-dealer and its registered (or limited) representatives or registered (or limited) principals, such persons are exempt from AP registration unless they engage in any other activity subject to CFTC regulation.

The CFTC has also stated that supervision of APs, which may require registration as an AP even if a person is not himself or herself directly soliciting customers or pool participants, extends to the highest level of an organization. To mitigate this impact, the CFTC has provided a way for firms mostly involved in other business, such as securities, to designate a particular individual as the supervisor for commodity interest-related activities and thereby screen off others in the supervisory chain-of-command from the necessity to register as APs. See, for example,

Regulation 3.12(h)(1)(iii), which is available if commodity interest-related activities may constitute no more than 10% of the firm’s annual revenue, and certain other conditions apply.

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Firm personnel who fall within the definition of Associated Persons and are not otherwise exempt from AP registration must complete the following steps in connection with the Firm’s registration as a CTA:

1.	Complete Form 8-R, the Individual Application;

2.	Submit fingerprint cards;

3.	Satisfy the NFA’s Proficiency Requirements (described below); and

4.	Complete the verification of each Form 8-R.

BAM will submit the Individual Application through ORS and pay the application fee of $85 per AP.

Proficiency Requirements for Associated Persons

An individual registering as an Associated Person of a CPO and/or a CTA must satisfy the NFA’s Proficiency Requirements. Associated Persons must pass the National Commodity Futures Examination, the Series 3, within the two years preceding the application date, or have been working as an AP of another registrant or as a floor broker or as a principal within the two years preceding the application date. In order to take the Series 3 Exam, an individual must complete Form U-10 available through the FINRA website. NFA staff has been willing to grant examination waivers, however, where a person’s Series 3 examination lapsed because he or she was employed by a firm that relied on Regulation 4.13(a)(4) or 4.5.

If an AP will be involved in soliciting investors in pools or clients for separate accounts that will trade security futures, such AP must complete the security futures training module that is available through NFA’s website.

A Firm’s NFA membership will not be approved until the Firm has at least one individual who is both listed as a Principal of the Firm and registered as an Associated Person. An individual may not be required to take the Series 3 Exam under certain exemptions. No Member of the NFA shall have associated with it any person who has satisfied the requirements of NFA Registration Rule 401 by the use of an alternative to the Series 3 that requires the person to limit their commodity interest-related activities and who exceeds such limits.

At this time, there are no proficiency requirements for APs whose activities are limited solely to swaps.

Responsibility

The CEO and the CCO are responsible for maintaining CFTC registration and exemptions and making updates as necessary.

Procedures

The CEO will review BAM’ CFTC registration under the CEA and NFA membership periodically to ensure they are maintained on a current and accurate basis and that they properly reflect and are consistent with the Firm’s services and other required disclosures.

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Code of Ethics and Compliance Manual

Due Diligence Check

BAM screens all prospective employees to ensure they are qualified and to determine the extent of supervision the person would require if hired. The appropriate documentation to support any “yes” answers on the Form 8-R Disciplinary History questions is obtained and reviewed for potential disqualifying information. Derogatory information, which the applicant may have submitted in connection with any past regulations, is obtained from the NFA. BAM has run background checks on all APs, which are generally updated annually. In addition, BAM intends to run updated background checks on such persons periodically. Further, all employees are required to update their disciplinary histories on an annual basis. See the CTA Registration—Firm and Employees—Interim Registration Update section of this manual. In connection with the review of the person’s prior work experience, BAM checks for any commodity interest-related disciplinary proceedings against the person’s prior employer. This information is used to determine the extent of supervision a particular applicant would require after he or she is hired.

Annual Registration Update

In order for BAM to maintain its CFTC Registration and NFA Membership, it must do the following by its anniversary date or within 30 days thereafter:

•	Provide an Annual Registration Update regarding its own registration and the registrations with respect to their associated persons and principals

•	Pay all applicable NFA membership dues

•	Complete the electronic Annual Questionnaire (described in detail under the Reporting—General Section below)

•	Complete the Self-Examination Questionnaire (described in detail under the Reporting—General below)

When changes or updates to the registration are necessary or appropriate (interim updates or annually required amendments), the CEO will work with the CCO to make any and all amendments on a timely basis via the ORS System and will maintain records of the filings and amendments, due diligence checks and supporting documentation.

Interim Registration Update

CTAs must ensure that the identification information, disciplinary history, contact details, and other information contained in their Form 7-R remains current. CTAs must “promptly” correct any deficiency or inaccuracy in the information contained in their Form 7-R annually or on an as needed basis. NFA Registration Rule 208 requires NFA members to update Form 7-R to reflect the addition of any new president, chief financial officer, or other principal within 20 days after the applicable addition. COs and CTAs must also promptly correct any deficiency or inaccuracy in the information contained in each Form 8-R. Consequently, BAM ensures all principals and associated persons are familiar with this obligation and requires all applicable employees to complete the 8-R Update Form on an annual basis (Annual Training acknowledgement and Star Compliance Annual Certification).

All APs and principals of the Firm are required to immediately report any financial or disciplinary matters that come to their attention to the CEO.

Withdrawal

BAM will file Firm Withdrawal Request Form 7-W in ORS to withdraw its Firm registration or application if the decision to withdraw is made.

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BAM will file an electronic Individual Withdrawal Notice (Form 8-T) within 30 days after terminating any AP, principal, or branch office manager who was pending, temporarily licensed, registered or approved. A fee of $100.00 will be charged for a withdrawal notice received more than 30 days after the actual termination date. BAM will promptly provide a hard copy version to the person whose association has been terminated.

CTA Registration – Branch Offices

Policy

BAM will maintain one office location.

Background

Any location, other than the main business address, at which an NFA member employs persons engaged in activities requiring registration as an AP, is a branch office. This is true even if there is only one person at the location. If the firm has one or more branch offices, NFA’s registration records on the firm must include the names of all persons who are branch office managers. Each location must have a branch office manager, and each branch office must have a different manager. In general, branch office managers must have passed a Series 30 examination within the prior two years. However, a person may not be required to pass the Series 30 examination if:

•	he or she is currently approved as a branch office manager; or

•

he or she was approved as a branch office manager and since the last date the applicant was withdrawn as a branch office manager, there has not been a period of two consecutive years during which he or she was not either temporarily licensed as an AP or registered as an AP; or

•	his or her sponsor is a registered securities broker-dealer that provides proof that the person is qualified to act as a branch office manager or designated supervisor under rules of FINRA.

Each branch office manager’s status as such should be listed in the Registration Categories section of the person’s Form 8-R even if previously listed as a principal in the Registration Categories section of the person’s Form 8-R.

The address must also be given for each branch office. A P.O. Box is not sufficient. Anyone with a status as branch office manager must also be currently registered as an AP. Whenever a new branch office is established it must be reported, with all the required information, to NFA by filing an update electronically to the Firm’s Form 7-R. The closing of an existing branch office should also be reported by filing an update electronically to the Firm’s Form 7-R.

CFTC Regulation 166.4 requires each branch office to use the name of the firm of which it is a branch for all purposes and to hold itself out to the public under such name. The requirement that a branch office hold itself out to the public under the name of the Member is intended to ensure that customers are always aware of the Member with which they are doing business. It is necessary that any branch office AP, even one operating out of a residence or an unrelated place of business, make sure that customers understand who they are doing business with.

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An NFA member firm that has branch offices must oversee them, including on-site visits of these offices and a documented examination program. The individuals performing the review should be knowledgeable and qualified to perform such a review (for example, a compliance officer).

After a firm performs a branch office examination, the firm should prepare an examination report that explains the areas reviewed and any deficiencies noted during the examination. This report should be provided to the branch office manager so she may address and correct any deficiencies. If the firm finds deficiencies at the branch office, it should follow up with the branch office manager or visit the office again to determine if corrective action was taken. Additionally, all branch offices should have copies of the firm’s compliance policies and procedures on file on-site.

Responsibility

The CEO and the CCO are responsible for maintaining CFTC registrations and making updates as necessary.

Procedures

All APs located at branch offices of BAM will be held to the same standards as APs located at BAM’ main office location. BAM will disclose all branch office locations on its Form 7-R. Each branch office will appoint a branch office manager who is registered as an AP. All branch office managers will be registered as APs as detailed in the CTA Registration – Firm and Employees section of this manual. Updates to the Forms 8-Rs and 7-Rs will be made as detailed in the CTA Registration – Firm and Employees section of this manual. Branch offices will be supervised as detailed in the Supervision section of this manual.

In addition, the Compliance Department has developed procedures that require a member of the Compliance Department to visit each branch office at least once per calendar year to perform a branch office examination. A separate attestation must be made for each branch office.17

[17]	(On Adviser’s Letterhead)

Appropriate supervisory personnel for BAM have reviewed and evaluated the current procedures of BAM (and branch location, if applicable) using the NFA Self-Examination Checklist. Based on that review, it appears that BAM’ current procedures are adequate to meet its supervisory responsibilities.

Signed	Date

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CTA Exemptions

Policy

BAM claims relief from certain regulatory requirements applicable to registered CTAs pursuant to CFTC Regulation 4.7(c) and will market these accounts exclusively to QEPs.

Background

CFTC Regulation 4.7(c) provides a simplified regulatory framework for CTAs directing or guiding the commodity interest trading accounts of QEPs. Pursuant to CFTC Regulation 4.7(c), a CTA who directs the accounts of QEPs may claim relief from providing such participants with a Disclosure Document as required by CFTC Regulations 4.31 and 4.34-4.36 and certain recordkeeping requirements (described in detail under the Books and Records Section below).

A CTA seeking to rely on Regulation 4.7(c) must claim the relief electronically through the NFA’s exemption system. The claim for relief is made through a one-time filing and does not require a listing of advisees.

Responsibility

The CEO and the CCO are responsible for maintaining CFTC registration and exemptions and making updates as necessary.

Procedures

BAM will file the exemption electronically through the NFA’s exemption system and it must:

(1)	Provide the name, main business address, main telephone number, and the CTA identification number of BAM;

(2)	Contain a representation that the trading adviser anticipates providing commodity interest trading advice to QEPs;

(3)	Contain representations that:

a.	Neither the CTA nor any of its principals is subject to any statutory disqualification, and

b.	The CTA will comply with the requirements of Regulation 4.7(c)

(4)	Specify the relief claimed under Regulation 4.7(c);

(5)	Be filed by a representative duly authorized to bind the CTA;

(6)	Be filed electronically with the NFA through its electronic exemption filing system; and

(7)

Be received by the NFA before the date the trading advisor first enters into an agreement to direct or guide the commodity interest account of a qualified eligible person pursuant to Regulation 4.7(c).

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Each investment management agreement with a client for which BAM is relying on Regulation 4.7(c) must contain a representation that the client is a QEP, must contain the client’s consent to be treated as an exempt account and must contain the following legend in bold and in all capital letters immediately above the signature line of the agreement that the client must execute before it opens an account with BAM:

“PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.”

The investment management agreement should also address whether the client is a member of NFA or exempt from registration with the CFTC in order to comply with NFA Bylaw 1101.

Regulation 4.14(a)(8)

For some client accounts, BAM relies on the CTA exemption in CFTC Regulation 4.14(a)(8) even though BAM is registered as a CTA. This exemption is available when BAM provides commodity interest trading advice to certain types of institutional investors such as registered investment companies, certain types of pension plans, certain bank or trust company fiduciary accounts, certain separate accounts of insurance companies, private funds whose CPO relies on the CPO exemption in Regulation 4.13(a)(3) and certain foreign commodity pools. Certain of these entities or their operators must file a notice to claim relief under CFTC Regulation 4.5 or Regulation 4.13(a)(3), and certain ones are not required to do so. If a Regulation 4.5 or Regulation 4.13(a)(3) notice must be filed, it must be reaffirmed within 60 days of calendar year end.

In order to rely on the CTA exemption in Regulation 4.14(a)(8), BAM must file a notice with the NFA claiming such exemption and reaffirm it annually within 60 days of year end. In addition, to the extent that the client or its operator must also file a notice under Regulation 4.5 or Regulation 4.13(a)(3), BAM should confirm that such client or operator filed such notice and has reaffirmed its notice filing annually within the 60-day period. If the client or operator does not timely file or reaffirm its notice, BAM could lose the ability to rely on Regulation 4.14(a)(8).

In addition, the investment management agreement with the client must state that:

“Although BAM is registered as a commodity trading advisor under the CEA, BAM is relying upon the exemption in CFTC Regulation 4.14(a)(8) with respect to its commodity interest trading advice to the Client.”

In addition, if the client has already retained BAM before the decision is made to rely on the CTA exemption in Regulation 4.14(a)(8), the amendment to the investment management agreement must allow the client to terminate the investment management agreement before reliance on Regulation 4.14(a)(8) is claimed with respect to that client.

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The investment management agreement should also address whether the client is a member of NFA or exempt from membership in order to comply with NFA Bylaw 1101.

Supervision

Policy

CFTC Regulation 166.3 and NFA Compliance Rule 2-9 place a continuing responsibility on every registrant to diligently supervise its employees and agents in all aspects of their commodity interest activities. Each CTA should establish and maintain a system to supervise, and should diligently supervise, all activities relating to its Principals, APs, and branch offices (or persons occupying a similar status or performing a similar function). Such system should be reasonably designed to achieve compliance with the requirements of the CEA. Such supervisory system should provide the designation, where applicable, of at least one person with authority to carry out the supervisory responsibilities of the CTA.

Responsibility

BAM should diligently supervise its Principals, APs, and branch offices in the conduct of their commodity interest activities. Associated Persons are required to monitor those individuals and/or departments they supervise to detect, prevent and report activities inconsistent with these policies and procedures. The CEO is responsible for the supervision of Principals, Associated Persons, and branch offices under the CEA.

With respect to the branch offices, Compliance monitors their emails as their emails are all sent and received using the main server. Compliance episodically conducts random testing of all employees’ emails. All meetings with clients or potential clients are either at the main office (where Compliance staff may participate) or at the client’s or potential client’s office. Branch office employees do not meet clients or potential clients at the branch offices.

Procedures

To demonstrate supervision and to test effectiveness, all areas of the Firm are subject to periodic compliance review.

The CCO will review, at least annually:

•	The Firm’s policies and procedures, including its supervisory procedures specifically to ensure their continued effectiveness, with a focus on areas where checks and balances are most critical;

•	Suggestions to modify and/or improve the policies and procedures;

•	Accommodations granted during the period; and

•	The overall effectiveness of the Firm’s compliance program.

The CCO will:

•	Monitor hiring policies;

•	Review and approve NFA registration;

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•	Review client information and account activity on an on-going basis, including any customer complaints;

•	Perform on-site visits or diligence sessions to each branch office on an annual basis; and

•	Ensure proper training for Firm personnel.

APs and other employees may not make any statement to current or prospective clients or investors that is fraudulent or deceitful, employs or is part of a high-pressure sales approach, or includes any statement that trading in futures or options on futures is appropriate for all persons.

Employees who are not APs should limit their communications to clients to responding to routine administrative questions. Substantive or investment management related questions received from clients must be referred to BAM personnel who are registered as APs.

A supervisor must oversee AP solicitations and other communications with the public, including any that occur via e-mail. Depending on the level of scrutiny needed, potential methods for review may include (but are not limited to) spot-checking e-mail. If an AP supervisor detects suspicious activity through this review, he or she may use other more precise and involved supervisory methods. The AP supervisor may consult the CCO in making this determination and will document the enhanced monitoring on a log to be kept by the CCO. AP supervisors are responsible for implementing the appropriate level of scrutiny, as determined by the CCO. The CCO will ensure that the agreed-upon procedures are followed.

A supervisor must determine the amount of supervision needed for each AP, based on factors such as their trading experience and volume and the number and types of customers they will serve. As BAM will deal exclusively with institutional clients, the level of supervision may be lower.

A supervisor must review and analyze trading in customer and AP personal accounts for any red flags (such as large losses or numbers of trades) requiring further scrutiny. This review must include an analysis intended to determine if there is excessive trading, improper trade allocation or front-running and preferential customer treatment and must include documentation of any follow-up measures. A supervisor must regularly review trading activity in discretionary accounts and maintain a written record of the review. The supervisor cannot have discretion in trading a supervised account. A supervisor must ensure that responsibilities for customer orders are separated from trading for proprietary accounts or employee personal accounts, to guard against insider trading and front-running.

Training

Policy

It is the Firm’s policy to require each Associated Person to participate in periodic training regarding compliance issues relevant to the Firm. The CFTC’s Statement of Acceptable Practices and NFA Rule 2-9 require that all APs receive ethics training to ensure they understand their responsibilities to the public under the CEA, including responsibilities to observe just and equitable principles of trade, rules and regulations of the Commission, rules of any appropriate contract market, registered futures association, or other self-regulatory organization, or any other applicable federal or state law, rule or regulation. Registrants must receive ethics training on a periodic basis as needed. Firms should determine the frequency and form of this based on the size of its operation and type of business.

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Responsibility

The CCO has overall responsibility for ensuring compliance training is conducted as necessary and that obligations are met and documented.

Procedures

Ethics Training

In Compliance with NFA Rule 2-9, all Associated Persons, including branch offices, are required to attend an ethics training program at least once every three years that addresses the following:

1.	An explanation of the applicable laws and regulations and rules of self-regulatory organizations or contract markets and registered derivatives transaction execution facilities;

2.	The registrant’s obligation to the public to observe just and equitable principles of trade;

3.	How to act honestly and fairly and with due skill, care and diligence in the best interest of customers and the integrity of the markets;

4.	How to establish effective supervisory systems and internal controls;

5.	Obtaining and assessing the financial situation and investment experience of customers;

6.	Disclosure of material information to customers; and

7.	Avoidance, proper disclosure and handling of conflicts of interest.

BAM requires APs participate in training provided by a third-party service provider that meets the criteria required by the NFA initially upon employment and every three years thereafter. A written record of completion of the training will be maintained by the CCO.

Other Ongoing Training

The Compliance Review Office will arrange for a Firm-wide compliance meeting to be conducted at least once per year with all Associated Persons. On-going training will be provided throughout the year by the CCO on an as needed basis.

A written record of all compliance training conducted throughout the year will be maintained.

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Marketing and Communication with Clients

Policy

The fundamental element of the Firm’s policy regarding marketing and other communications with clients is not to mislead clients and prospective clients about the Firm’s services or results. In addition to limiting the Firm’s statements to those that can be substantiated and taking care not to express opinions as fact, the Firm’s materials will be balanced: for example, the Firm will not foster the impression that the Firm’s objectives and strategies are without risk or that the Firm’s past successes indicate what future results may be.

Background

CFTC Rule 4.41 prohibits CTAs and their principals from advertising in a manner which:

(1)	Employs any device, scheme or artifice to defraud any participant or client or prospective participant or client;

(2)	Involves any transaction, practice or course of business which operates as a fraud or deceit upon any participant or client or any prospective participant or client; or

(3)	Refers to any testimonial, unless the advertisement or sales literature providing the testimonial prominently discloses:

a.	That the testimonial may not be representative of the experience of other clients;

b.	That the testimonial is no guarantee of future performance or success; and

c.	If, more than a nominal sum is paid, the fact that it is a paid testimonial.

No person may present the performance of any simulated or hypothetical commodity interest account, transaction in a commodity interest or series of transactions in a commodity interest of a CTA or any principal thereof unless such performance is accompanied by the following statement in bold and in all capital letters:

“THESE RESULTS ARE BASED ON SIMULATED OR HYPOTHETICAL PERFORMANCE RESULTS THAT HAVE CERTAIN INHERENT LIMITATIONS. UNLIKE THE RESULTS SHOWN IN AN ACTUAL PERFORMANCE RECORD, THESE RESULTS DO NOT REPRESENT ACTUAL TRADING. ALSO, BECAUSE THESE TRADES HAVE NOT ACTUALLY BEEN EXECUTED, THESE RESULTS MAY HAVE UNDER-OR OVERCOMPENSATED FOR THE IMPACT, IF ANY, OF CERTAIN MARKET FACTORS, SUCH AS LACK OF LIQUIDITY. SIMULATED OR HYPOTHETICAL TRADING PROGRAMS IN GENERAL ARE ALSO SUBJECT TO THE FACT THAT THEY ARE DESIGNED WITH THE BENEFIT OF HINDSIGHT. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THESE BEING SHOWN.”

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If the presentation of such simulated or hypothetical performance is other than oral, the prescribed statement must be prominently disclosed (in all capital letters and in bold) and in immediate proximity to the simulated or hypothetical performance being presented.

Rule 4.41 applies to any publication, distribution or broadcast of any report, letter, circular, memorandum, publication, writing, advertisement or other literature or advice, whether by electronic media or otherwise, including information provided via internet or e-mail, the texts of standardized oral presentations and of radio, television, seminar or similar mass media presentations.

Per CFTC Regulation 4.16 and NFA Compliance Rule 2-22, it is unlawful for any CTA, principal thereof or person who solicits therefor to represent or imply in any manner whatsoever that such CTA, or NFA Member has been sponsored, recommended or approved, or that its abilities or qualifications have in any respect been passed upon, by the NFA, the CFTC, the Federal government or any agency thereof.

NFA Compliance Rule 2-29

NFA Compliance Rule 2-29 prohibits the use of any promotional materials that:

•	are likely to deceive or mislead the public,

•	contain any material misstatement of fact or that an employee knows omits a fact, if the omission makes it materially misleading,

•	mention the possibility of profit, unless such materials also contain or are accompanied by an equally prominent statement of the risk of loss,

•	include any reference to actual past trading profits, unless such materials also mention that “PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS,”

•

include any specific numerical or statistical information about the past performance of actual accounts, unless such information is representative for the time period of all reasonably comparable accounts,

•	include a testimonial (with certain very limited exceptions), or

•	include statements of opinion that do not clearly identify them as such and have a reasonable basis in fact.

NFA Regulation 2-29 also includes specific requirements for promotional materials that contain hypothetical results unless those materials are only distributed to QEPs. As all of BAM’ clients and Private Fund investors and prospective clients and Private Fund investors will be QEPs, these requirements are not addressed in this manual.

No NFA Member may use or directly benefit from any radio or television advertisement or any other audio or video advertisement distributed through media accessible by the public except in compliance with NFA Compliance Rule 2-29(h). This rule requires, among other things, that the text of the advertisement be submitted to NFA staff at least 10 days prior to first use.

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Approval and Filing of Material

As required by NFA Compliance Rule 2-29, prior to first use, promotional material must be reviewed and approved in writing by a supervisory employee of the Firm. Upon review, the supervisory employee will keep a written log of each piece of promotional material reviewed and the date each piece was approved for use. A copy of the material will be retained by the Firm.

If there are any rates of return or charts/graphs that indicate past performance, such information will be supported by documentation demonstrating the performance calculation. Generally, performance must be shown net of fees unless gross of fee information is shown consistent with the requirements of the Advisers Act and the rules of the SEC thereunder.

The supervisory employee will maintain copies of any advertising and marketing materials, including any reviews and approvals, for a total period of five full calendar years following the last time any material is disseminated.

BAM will supervise sales solicitations by one or more of the following methods: direct listening (see the E-Mail and Other Electronic Communications section of this manual), participation in meetings, monitoring of emails and customer contact on a periodic basis.

Responsibility

The CCO is responsible for implementing and monitoring the Firm’s policy. He, or his designee will review and approve any marketing materials to ensure that they are consistent with the Firm’s policy and regulatory requirements. These designated persons are also responsible for maintaining, as part of BAM’ books and records, copies of all advertising and marketing materials with a record of reviews and approvals in accordance with applicable recordkeeping requirements.

Procedures

BAM will not make any communication with the public which:

•	operates as a fraud or deceit;

•	employs or is part of a high-pressure approach; or

•	makes any statement that commodity interest trading is appropriate for all persons.

“Promotional material” includes: (i) Any text of a standardized oral presentation, or any communication for publication in any newspaper, magazine or similar medium, or for broadcast over television, radio, or other electronic medium, which is disseminated or directed to the public concerning a commodity interest account, agreement or transaction; (ii) any standardized form of report, letter, circular, memorandum or publication which is disseminated or directed to the public; and (iii) any other written material disseminated or directed to the public for the purpose of soliciting a commodity interest account, agreement or transaction.

BAM will not use any promotional material which:

•	is likely to deceive the public;

•	contains any material misstatement of fact or which the Firm knows omits a fact if the omission makes the promotional material misleading;

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•	mentions the possibility of profit unless accompanied by an equally prominent statement of the risk of loss;

•	includes any reference to actual past trading profits without mentioning that past results are not necessarily indicative of future results;

•

includes any specific numerical or statistical information about the past performance of any actual accounts (including rate of return), unless such information is and can be demonstrated to NFA to be representative of the actual performance for the same time period of all reasonably comparable accounts; and

•

includes a testimonial that is not representative of all reasonably comparable accounts, does not prominently state that the testimonial is not indicative of future performance or success, and does not prominently state that it is a paid testimonial (if applicable).

Recordkeeping

Copies of all promotional material along with a record of the review and approval must be maintained by the Firm and be available for examination for the periods specified in CFTC Regulation 1.31, generally 5 years following the date of last use, the first two years of which must be readily accessible.

Registration of Clients, Solicitors, and Counterparties

Background

NFA Bylaw 1101 generally prohibits an NFA member, such as BAM, from conducting business with or on behalf of any non-member of the NFA or suspended member of the NFA that is required to be registered with the CFTC but is not. In general, to comply with applicable provisions of that bylaw, the Firm will endeavor to make two determinations when doing business with covered third-parties: (i) whether the Firm is doing business with an individual or entity that is required to be registered with the CFTC, and (ii) if so, determining whether that individual or entity is an NFA Member.

Procedures

When necessary or appropriate, the Firm will use the NFA’s Background Affiliation Status Information Center (“BASIC”) (http://www.nfa.futures.org/basicnet/welcome.aspx) to gather information about the registration and membership status of any third-party with which it does commodity interest-related business. However, the determination of whether a particular individual or entity should be registered can be difficult to assess, and despite its efforts, the Firm could be transacting business with an individual or entity that is actually required to be registered, but is not. Nevertheless, on a case-by-case basis, the Firm will conduct due diligence in an effort to comply with NFA Bylaw 1101.

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Although it is difficult to identify all of the scenarios that would put the Firm on notice that a particular individual or entity is required to be an NFA Member, there are certain steps the Firm can take to reduce the possibility of a violation, including the following:

•

With respect to pool participants in Private Funds, representations regarding CFTC registration and NFA membership, or any exemption therefrom, will be included in the subscription agreements or other documents executed by these pool participants.

•

With respect to new separate account clients, representations regarding CFTC registration and NFA membership, or any exemption therefrom, will be included in the investment management agreements with the clients.

•

If a pool participant or client claims an exclusion or exemption from CPO or CTA registration, the Firm intends to check whether an appropriate exclusion or exemption notice of claim has been filed (unless such exclusion or exemption is self-executing) and will maintain a copy of the applicable NFA website page in its records. The Firm intends to check BASIC annually to confirm that all applicable notices have been reaffirmed within 60 days of calendar year end.

•

Notwithstanding the above, the Firm may determine with the assistance of outside legal counsel, if the Firm deems such assistance advisable, that a representation is not required for a particular pool participant or client. If so, the Firm intends to document (and retain in its records) the reason(s) why a representation was not required for such particular pool participant or client.

•

The Firm intends to review all FCMs, swap dealers, solicitors and other parties with whom the Firm conducts commodity interest-related business at least annually in an effort to confirm that any such party that is required to be registered with the CFTC is so registered.

•	NFA Bylaw 1101 due diligence is not currently required for investors in mutual funds, whether or not the adviser to such mutual fund relies on the exclusion in CFTC Regulation 4.5.

As senior staff at the NFA has indicated that an NFA member does not need to comply with NFA Bylaw 1101 with respect to accounts for which it is not acting in a registered capacity, the Firm may determine not to conduct the due diligence described above with respect to any client for which the Firm is relying on the exemption in Regulation 4.14(a)(8).

Responsibility

The CCO works with the CEO to identify and maintain a current list of all parties with which BAM does business with.

Procedures

•

The CCO will keep a current list of all pool participants, clients for which it is providing commodity interest trading advice, solicitors, FCMs, sub-advisors, service providers and counterparties and note their registration or exemption status (including this specific exemption relied on) on this list.

•	The CCO will designate whether BAM is operating a commodity pool in reliance on CFTC Regulation 4.7(b) on such list.

•	The CCO will designate whether BAM is providing advice to a client in reliance on CFTC Regulation 4.7(c) or 4.14(a)(8) on such list.

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All documentation is maintained in accordance with applicable record retention requirements. In addition, subscription documents are reviewed on an annual basis by the CCO and/or CEO to determine if any updates are required.

Reporting—CTA Reporting

Overview of Requirements

Form CTA-PR

Pursuant to CFTC Regulation 4.27, all CTAs that direct trading of commodity interests are required to file an annual report on Form CTA-PR within 45 days of the calendar year end. CFTC Form CTA-PR requires each CTA to report on an annual basis general information about the CTA, its trading programs, the pool assets directed by the CTA and the identity of the CPOs that operate those pools.

NFA Compliance Rule 2-46

Pursuant to NFA Compliance Rule 2-46, CTAs are required to file quarterly reports within 45 days of the calendar quarter end on NFA Form PR. NFA Form PR consists of CFTC Form CTA-PR, plus certain additional information relating to key relationships, assets under management for each trading program, and monthly performance during the quarter for each trading program. NFA Member CTAs can meet their CFTC filing requirement by filing NFA Form PR for the fourth quarter. These reports are accessed and completed through the EasyFile system.

Policy

The Firm’s policy is to comply with all regulatory requirements regarding CFTC registration and NFA Membership and to maintain all filings on a current and accurate basis.

Responsibility

The CCO will review the information in NFA Form PR for accuracy and completeness.

Procedure

The Compliance Calendar is used to track all regulatory filing deadlines. A log of all filings made is maintained by the CCO and documentation supporting all regulatory filings is retained. The CCO is responsible for filing NFA Form PR.

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Reporting—General

Overview of Requirements

Annual Questionnaire

In order for BAM to maintain its CFTC Registration and NFA Membership, it should complete the Annual Questionnaire by the anniversary of its registration date. The questionnaire requires members to provide detailed information regarding their business, which includes firm and disaster recovery information as well as a questionnaire for each registration category. Member firms are encouraged to update their questionnaire data on a regular basis, but must, at a minimum, complete the Annual Questionnaire within 30 days of the anniversary of their NFA Membership date. Failure to complete the Annual Questionnaire and satisfy all of the other requirements in the annual update process within 30 days of the Firm’s anniversary date will be deemed a request to withdraw its registration and/or NFA membership.

Annual Compliance Self-Examination Questionnaire

CTAs are required to review their operations each year in light of the topics covered in the NFA’s Self-Examination Questionnaire. The Questionnaire includes points that are applicable to all NFA member firms and supplements that contain questions specific to CTAs. The Questionnaire requires a firm to assess its compliance with applicable requirements under both the CEA and NFA’s own rules. An appropriate representative of a CTA must sign the Questionnaire and attest that, in light of the matters covered by the Questionnaire, the firm’s current procedures are adequate to meet its supervisory responsibilities. Each branch office manager must also complete and sign the relevant portions of the Annual Compliance Self-Examination Questionnaire. A review of the Questionnaire should aid NFA Members in recognizing potential problem areas and alert them to procedures which need to be revised or strengthened

Copies of these signed Questionnaires must be kept as part of the Firm’s records and, for the first two years, the copies must be kept in an easily accessible place.

Large Trader Reporting

The CFTC operates a comprehensive system of collecting information on market participants whose trading reaches specified levels, the large trader reporting system (“LTRS”), as part of its market surveillance program. Under the LTRS, clearing members, FCMs and foreign brokers (collectively called “reporting firms”) file daily trading reports with the CFTC. A trader, such as a CPO or a CTA, is not required to file daily reports. If, at the daily market close, a reporting firm has a trader with a position at or above the CFTC’s reporting level in any single futures, option, swaps or swaptions expiration month, the reporting firm must report to the CFTC that trader’s entire position in all futures, options on futures, and swaps expiration months in that commodity, regardless of size. Upon receiving such a report, the CFTC may contact the trader directly for certain identifying information by sending a “special call” that the trader completes a CFTC Form 40 or Form 40S: Statement of Reporting Trader. For those accounts where BAM, by power of attorney or otherwise, has the authority to enter transactions without the client’s specific consent, BAM is considered to be the trader of the account.

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BAM must file a Form 40 or Form 40S upon the CFTC’s request, in compliance with the Form’s instructions and the provisions of Parts 15 and 18 of CFTC Regulations. The CFTC may also issue a special call to a reporting firm or a trader under Parts 18 or 21 of its regulations to investigate a threat of a market manipulation or other market disorder. BAM must respond to a special call as directed by the CFTC. Any CFTC request, whether oral or in writing, to provide information to the agency should be forwarded immediately to the CEO and the CCO, who will be responsible for responding to the request, including the completion and submission of any Form 40 or Form 40S.

The CFTC adopted changes to the LTRS in 2013, known as the Ownership and Control Report or “OCR” rules. Full compliance with the OCR rules has been delayed several times, and the reporting aspects of these rules are now scheduled to begin to take effect on September 28, 2016. The new rules will require greater amounts of data to be reported to the CFTC, including data on swaps and intraday trading, as well as changes in the manner in which commodity interest market participants must report information.

The OCR rules will require the reporting of trading by a “volume threshold account” on an intraday basis and a more granular identification of omnibus accounts; these reports are in addition to the traditional end-of-day position reporting for accounts with positions at or above certain levels. The CFTC adopted new Regulation 15.04, which defines the reportable trading volume level for these purposes as 50 or more contracts, executed during a single trading day on a single market, in all instruments that the market includes under the same product identifier, including purchases and sales, and inclusive of all expiration months. This is intended to capture within the LTRS the activity of traders that engage in a significant amount of trading during a trading session, but do not hold positions overnight.

In addition, eventually all of the reporting under the LTRS will be required to be done electronically. Although position reporting under the LTRS is currently required in machine- readable form, the initial identification of large traders, which requires a large trader to provide certain identifying information about itself and its trading, is a paper-based system. The CFTC currently requires FCMs to identify large traders by filing CFTC Form 102, which may then trigger a request by the CFTC to the large trader itself to file CFTC Form 40. Traders also will be required to review this information on at least an annual basis, another new requirement. The OCR rules will now require FCMs to identify and report large traders based upon positions using Form 102A for futures and options on futures (an updated version of current Form 102) and Form 102S for swaps, and a new Form 102B for volume threshold accounts. These reports may trigger the CFTC, in its discretion, to issue special calls to traders to file a Form 40 (futures and options on futures), Form 40S (swaps), or new Form 71 for volume threshold accounts. The new compliance date for the revised Form 40, Form 40S and Form 71 to be filed electronically is November 17, 2016.

To the extent that BAM were required to file a CFTC Form 40, Form 40S or Form 71, BAM must, in compliance with CFTC Regulation 18.05, also maintain books and records showing all details concerning the reportable position or volume of trading, as well as positions and transactions in the cash commodity or swap, its products and byproducts, and all commercial activities that it hedges in the futures, option or swap market. BAM must, upon request, furnish to the CFTC any pertinent information concerning such positions, volume of trading or related transactions or activities.

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The futures exchanges and swap execution facilities also maintain large trader reporting systems that generally parallel that of the CFTC.

Legal Entity Identifiers (“LEIs”)

Pursuant to CFTC Regulation 45.6, each counterparty to any swap subject to the jurisdiction of the CFTC must be identified in all recordkeeping and all swap data reporting by a single LEI.

On July 23, 2012, the CFTC issued an order announcing that the Depository Trust & Clearing Corporation & SWIFT (“DTCC-SWIFT”) would be responsible for providing LEIs for a limited term of two years. During this interim two-year period, the LEIs were known as CFTC Interim Compliant Identifiers (“CICIs”) until the industry transitions to a global LEI system. LEIs were assigned and stored through DTCC-SWIFT’s portal, which was accessible through the following link: https://www.ciciutility.org. The LEI provided by DTCC-SWIFT will be used in all recordkeeping and swap data reporting. The CFTC issued an Amended and Restated Order on July 22, 2014, extending the designation of the utility operated by DTCC-SWIFT as the provider of LEIs and clarifying that CICIs issued by DTCC-SWIFT will now be known as LEIs, but they will not need to be reissued. The DTCC-SWIFT utility – which had initially been referred to, on the utility’s website and in educational and other materials, as the CICI utility – is now known to the public as the Global Markets Entity Identifier (“GMEI”) utility. The utility may be accessed at https://www.gmeiutility.org. If a client does not have an LEI, BAM personnel will offer to assist the client in obtaining one.

Policy

The Firm’s policy is to comply with all regulatory requirements regarding CFTC registration and NFA Membership and to maintain all filings on a current and accurate basis.

Responsibility

The CCO will review the information in the Annual Questionnaire and the Annual Compliance Self-Examination Questionnaire for accuracy and completeness.

Procedure

The Compliance Calendar is used to track all regulatory filing deadlines. A log of all filings made is maintained by the CCO and documentation supporting all regulatory filings is retained. The CCO will review the Annual Questionnaire periodically to ensure it is maintained on a current and accurate basis and that it properly reflects and is consistent with the Firm’s business, disciplinary matters and other required disclosures.

The Annual Compliance Self-Examination Questionnaire is a comprehensive test of the compliance and operational policies and procedures to determine if they are being followed correctly and consistently adhered to. Testing will be performed throughout the year in accordance with the Compliance Calendar. The Firm maintains comprehensive documentation of all testing performed.

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The review is done to confirm and identify areas of:

•	Operational and compliance risks or weaknesses; and

•	Necessary changes or updates.

The results of the Self-Examination Questionnaire will be summarized in writing by the CCO and the branch office managers. Recommendations and actions to be taken as a result of the review will be noted as well as the actions actually taken. Updates to the Policies and Procedures Manual and appropriate training of Associated Persons will occur if needed based upon the outcome of the Self-Examination. Follow-up on the recommendations and required changes will be conducted on a timely basis and will be monitored by the CCO. The Self- Examination should be conducted and documented in a fashion that readily answers all of the relevant questions provided in the NFA’s Self-Examination Questionnaire.

Books and Records

Policy

In order to comply with CFTC Rule 1.31 BAM must make and keep the following books and records in an accurate, current and orderly manner.

Background

In order to comply with CFTC Rule 1.31 all books and records required to be kept by the CEA must be kept for a period of five years from the date thereof and shall be readily accessible during the first 2 years of the 5-year period.

Electronic records must be maintained in the following manner:

•	Preserved in an easy-to-read format

•	Store a duplicate of the original records, in an acceptable medium (such as WORM), in a separate location from the original record

•	Maintain records with an accurate index of information

•	Provide CFTC the index of records and records upon request

•	The original record is serialized, duplicated across storage media as an added layer of security, and date-time stamped

•	The records management system must automatically verify the accuracy and quality of the storage media recording process to ensure records are not corrupted

Responsibility

The Compliance designee and Office Manager have the overall responsibility for monitoring books and records policy, practices, disclosures and recordkeeping for the Firm.

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Procedures

BAM must keep the following records at its main business office with respect to each client account for which it provides commodity interest trading advice pursuant to Regulation 4.7(c):

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All books and records prepared in connection with its activities as the CTA to QEPs, including, without limitation, records relating to the qualification of such QEPs and substantiating any performance representations.

•	A copy of the investment management agreement with the client.

For accounts where BAM is providing advice pursuant to CFTC Regulation 4.14(a)(8), BAM must keep all books and records prepared in connection with its activities as the CTA, including information relating to the basis as to why the CTA exemption in CFTC Regulation 4.14(a)(8) is available with respect to such client. In addition, BAM should keep a copy of the investment management agreement with the client.

Review

As part of the Annual Review, the CCO will randomly sample several records to determine whether the Firm’s retention, recordkeeping systems and controls are functioning properly. Evidence of the review will be documented.

Complaints

See the relevant section of the currently effective BAM Compliance Manual.

E-Mail and Other Electronic Communications

Policy

BAM’ policy provides that e-mail, instant messaging, and other electronic communications are treated as written communications and that such communications must always be of a professional nature. The Firm’s policy covers electronic communications for the Firm, to or from clients, and includes any personal e-mail communications within the Firm. Personal use of the Firm’s e-mail and any other electronic systems is strongly discouraged. Also, all Firm and client related electronic communications must be on the Firm’s systems and use of personal e- mail addresses or other personal electronic communications for Firm or client communications is prohibited.

In addition, the Firm sends certain client reports and other information to clients electronically. The investment management agreements with clients contain consent to the electronic delivery of such information.

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Background

In some instances, outgoing electronic communications are promotional material. Electronic communications directed to the public to solicit business constitutes advertising and are subject to the same rules as any other form of promotional material. For example, an e-mail message sent to targeted individuals or groups is considered promotional material if the ultimate purpose is to solicit the opening of a managed account. Therefore, a Member’s electronic communications procedures must be designed to ensure that this type of e-mail complies with NFA’s promotional material content and review requirements. This requires, among other things, the prior review and approval of the material by the appropriate supervisory personnel.

All electronic communications are viewed as written communications and must be retained for the required record retention periods. If a method of communication lacks a retention method, then it must be prohibited from use by the Firm. Further, regulators also will request and expect all electronic communications of associated persons to be monitored and maintained for the same required periods.

Responsibility

Each employee has a responsibility to be familiar with and follow the Firm’s e-mail policy with respect to their individual e-mail communications. The CCO has the overall responsibility for making sure all employees are familiar with the Firm’s e-mail policy, and for implementing and monitoring the e-mail policy, practices and recordkeeping. The Compliance designee is responsible for reviewing emails for compliance with the Firm’s policy.

Procedure

BAM has adopted the following procedures to implement the Firm’s policy:

•	The Firm’s e-mail policy has been communicated to all persons within the Firm and any changes in the policy will be promptly communicated.

•	E-mails and any other electronic communications relating to the Firm’s advisory services and client relationships are monitored on an on-going basis through appropriate sampling of e-mail.

•	BAM’ electronic communications are archived to achieve easy access and retrieval, and true and complete copies with appropriate backup and separate storage for the required periods.

•	Corporate e-mails are archived with Global Relay

•	A log of the internal reviews is maintained electronically in the Firm’s system

•	BAM does not supervise employee use of private phones, and employees may not use their private phones for business purposes (other than phone calls).

•	BAM does not monitor employee use of social media or private email on personal equipment and does not permit employees to use social media or private email for business purposes.

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Employees must use their personal email address in their profile and may not link their business email address to the site or profile. Information about the Firm that is posted in a public forum might be construed by SEC examiners as an advertisement that is subject to strict regulations. Consequently, employees are prohibited from posting information about the Firm (other than the name of the Firm and their title at the Firm) in any public forum without the CCO’s (or his or her designee’s) explicit pre-approval.

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Employees may not indicate that they work for the Firm in a public forum if other information posted on that site could cause harm to the Firm’s reputation. For example, an employee’s affiliation with the Firm should not be posted on the same site that contains sexually explicit content or an affiliation with an intolerant or highly controversial organization.

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The Firm holds information about clients in strict confidence. Employees must never identify an individual or entity as being a client or post any non-public information about a client or entity in a public forum.

•	The Firm prohibits employees from sharing proprietary information about operations or investment decisions in any public forum.

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Employees may not provide through a social network a referral, reference or endorsement of any current or former employee of the Firm or any third-party service provider to the Firm (including using the “like” or similar feature on a site). Requests for referrals should be directed to Compliance. Employees may provide recommendations for individuals with whom they worked at another place of business so long as they make no reference to the Firm.

Privacy

See the relevant section of the currently effective BAM’s Compliance Manual.

Anti-Money Laundering

See the relevant section of the currently effective BAM’s Compliance Manual.

Trading

Policy

As a fiduciary to its clients (including the funds the Firm advises), the Firm must always put the best interests of all clients first. The Firm’s trading practices and procedures prohibit it from employing unfair trading practices and require disclosure of all conflicts of interest to its clients. The firm’s policies are:

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designed to meet the overriding regulatory objective that allocations are non-preferential and are fair and equitable over time, such that no account or group of accounts receive consistently favorable or unfavorable treatment;

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sufficiently objective and specific to permit independent verification of the fairness of the allocations over time and that the allocation methodology was followed for any particular bunched order; and

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timely, in that BAM must provide the allocation information to FCMs that execute or clear the trade as soon as practicable after the order is filled and, in any event, sufficiently before the end of the trading day to ensure that clearing records identify the ultimate customer for each trade.

BAM has “dual- hatted” employees (“Liquidities Team”) also provide services to other Berenberg affiliates’ and their clients including SLIIUS, which engages in derivatives related front office activities for its

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Liquidities Team

In order to manage potential conflicts from side-by-side management, each of BAM and its affiliates has adopted policies and procedures and their associated controls. The policy described in this section applies derivatives trading. Furthermore, a governance structure has been developed to oversee the process and to ensure that its accounts are treated in a fair and equitable manner over time.

Bunched Orders

The bunching of client transactions in derivatives allows an adviser to execute transactions in a more timely, equitable, and efficient manner and seeks to reduce overall commission charges to clients. The Firm’s policy is to aggregate client transactions wherever possible and when advantageous to clients.

BAM authorizes its portfolio managers to place, for each client account that he or she manages an order for a derivative that he or she believes is appropriate for that client account.

Orders are made through the portfolio manager’s determination based on, but not limited to: client instructions and interpretation or guidance received from the client from time to time for separately managed accounts; limitations imposed by statements of investment policy, offering memorandum and/or other guidelines; and analytics developed to identify client need and/or priority.

In the normal course, each order for a derivative will be on behalf of one client account and the execution of that order will be for that client account. Investment typically involves the pursuit of duration or other portfolio characteristics, including seeking specific contracts, and to be governed by asset liability or cash flow matching.

However, in managing discretionary accounts for different clients, there may also be circumstances in which the aggregation or bunching of client orders may result in more favorable terms.

When a derivatives trade is to be placed for more than one client account, the Liquidities Team may, but need not, aggregate trades. BAM will not aggregate trades unless it believes that aggregation is consistent with:

•	The duty to seek best execution (which includes the duty to seek best price) on behalf of its clients;

•	The terms of the clients’ investment management agreements for which trades are being aggregated; and

•	Regulatory eligibility restrictions applicable to the client account and/or type of derivative/transaction.

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The identification of client accounts that are to participate in a transaction may vary based on a variety of factors as follows (inter alia):

•

Limitations or restrictions as communicated in an investment management agreement, offering memorandums, governing documents, guidelines and statements of investment policy (collectively, the “Governing Documents”) including:

•	Risk-return parameters

•	Income requirements

•	Concentration or exposure limits

•	Liquidity

•	Diversification

•	Target position sizes

•	Derivative type

•	Prohibited transactions or other restriction

•	Cash availability or market liquidity;

•	The size of the position relative to account assets;

•	Duplication of positions, and comparative risk or other positions held; and

•	Trading discretion and price targets (e.g. free-to-trade market orders will be filled before directed or non-discretionary brokerage orders).

It is important to note that not all accounts are managed according to the same strategy and not all client accounts may participate in all investment opportunities under all circumstances.

However, for those for client accounts managed to the same derivatives model strategy, orders will be typically aggregated wherever possible.

Allocation

When effecting transactions, the Liquidities Team will specify a pre-determined number of derivatives contracts for each relevant client account, or group of client accounts, at the time the trade placed. Certain account groups may be eligible for post-execution allocation, and the Liquidities Team needs to maintain records to ensure appropriate treatment of these accounts.

All transactions will endeavor to be allocated on trade date prior to execution. If for any reason Liquidities Team determines allocation after the trade has been completed, the reasons will be documented in writing. For example, the liquidity position of an account and other circumstances affecting the allocation decision could change because of unexpected cash flows, fails to deliver, accounting errors or oversights as to the applicability of portfolio guidelines or restrictions.

The responsibility for allocating contracts executed through a bunched order rests solely with the Liquidities Team.

The Liquidities Team must confirm, on a daily basis, that all its accounts have the correct allocation of contracts.

Although the Liquidities Team is responsible for the allocation of each bunched order, the FCM that executes or clears the trade has certain obligations as well. In particular, each FCM that executes or clears the trade must receive from the Liquidities Team sufficient information to allow the FCM to perform its functions. For executing FCMs in a give-up arrangement, this

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includes, at a minimum, information that identifies the asset manager at the time the order is placed and instructions, which the FCM may receive following execution of the order, for the contracts to be given up to each clearing FCM. Information concerning the number of contracts to be allocated to each account included in the bunched order along with instructions for the allocation of split and partial fills among accounts must be provided to the clearing FCM.

CFTC Regulation 1.35(b)(5)(iv)(A) requires account managers to provide FCMs with allocation information no later than a time sufficiently before the end of the day the order is executed to ensure that clearing records identify the ultimate customer for each trade.

No re-allocations prior to settlement are permitted from one account to another except where the original order or allocations were in error.

Where there is competing demand for the same contract with limited availability, the portfolio manager will ensure that derivatives are allocated in a manner that does not favor one client account over another.

With regard to split fills, the average price will be calculated for each bunched order and assigned to each allocated contract.

Client Reporting and Recordkeeping

BAM is required to make the following information available to customers upon request:

(1) the general nature of BAM’ allocation methodology; (2) whether accounts in which BAM may have an interest (including that of BEGO) may be included with customer accounts in bunched orders; and (3) summary or composite data sufficient for that customer to compare its allocation results with the allocation results of other comparable customers and, if applicable, any account in which BAM or its affiliates has an interest. Irrespective of any customer request, BAM is required to keep and must make available upon request of any representative of the CFTC, the United States Department of Justice, or other appropriate regulatory agency, the information specified in this paragraph.

Trade Errors

As a fiduciary, BAM has the responsibility to effect orders correctly, promptly and in the best interests of its clients. In the event any error occurs in the handling of any client transactions due to BAM’ negligence or wilful misconduct, BAM’ policy is to seek to identify and correct any errors as promptly as possible without disadvantaging the client or benefiting BAM in any way.

BAM’ policy and practice is to monitor and reconcile all trading activity, identify and resolve any trade errors promptly, document each trade error with appropriate supervisory approval and maintain a trade error file. If a trade error is the responsibility of BAM (due to its negligence or wilful misconduct), any client transaction will be corrected and BAM will be responsible for any client loss resulting from the trade error.

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Responsibility

The CEO is responsible for implementing and monitoring the Firm’s trading policies and practices, disclosures and recordkeeping for the Firm.

Customer Information

Policy

As a fiduciary to clients, BAM is required to obtain background information as to certain clients’ financial circumstances, investment objectives, investment restrictions and risk tolerance. The Firm is required to provide services consistent with a client’s objectives based on the information obtained from each client. BAM provides advisory services to institutional clients only.

Code of Ethics and Personal Trading

See the relevant section of the currently effective in the BAM Compliance Manual.

Business Continuity and Disaster Recovery Planning

See the relevant section of the currently effective in the BAM Compliance Manual.

Cybersecurity

Policy

NFA’s Cybersecurity Interpretive Notice requires each NFA Member to adopt an information systems security program (“Program”) to cover several key areas, similar to those addressed in guidance issued by other regulators. The BAM Program must contain:

(1)	A security and risk analysis;

(2)	A description of the safeguards against identified system threats and vulnerabilities;

(3)	The process used to evaluate the nature of a detected security event, understand its potential impact, and take appropriate measures to contain and mitigate the breach; and

(4)	A description of the Member’s ongoing education and training related to information systems security for all appropriate personnel.

The Program must be approved by the CCO and must be monitored and regularly reviewed (i.e., at least every 12 months) to determine the effectiveness of the Program. Additionally, BAM must provide employees upon hiring, and periodically during their employment, with cybersecurity training that is appropriate to the security risks BAM faces as well as the composition of its workforce. Finally, the Program must address risks posed by critical third- party service providers.

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Background

The CFTC recently approved the NFA’s Interpretive Notice to NFA Compliance Rules 2-9, 2-36 and 2-49 entitled Information Systems Security Programs, which requires Member firms to adopt and enforce written policies and procedures to secure customer data and access to their electronic systems (“Cybersecurity Interpretive Notice”). The Cybersecurity Interpretive Notice became effective on March 1, 2016 and applies to CPOs and CTAs.

The Cybersecurity Interpretive Notice adopts a principles-based risk approach to allow Member firms some degree of flexibility in determining what constitutes “diligent supervision,” given the differences in Members’ size and complexity of operations, the make-up of customers and counterparties serviced by Members, and the extent of Members’ interconnectedness. NFA recognizes that a one-size-fits-all approach will not work for the application of these requirements. However, the Cybersecurity Interpretive Notice does require each Member to adopt and enforce a Program appropriate to its circumstances.

Responsibility

Cyber Security is the responsibility of all employees of the Firm. The overall integrity and adequacy of the Firm’s procedures, applications, investments and systems that support cybersecurity are the joint responsibility of the CEO and COO.

Procedures

The following are designed to prevent cyber-security breaches of the BAM’ records and systems.

•	BAM actively maintain firewalls to prevent any unauthorized access to the Firm’s network. Firewall firmware are kept up to date with latest releases from the vendor to ensure maximum functionality

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All user endpoints are protected with centrally administered Anti-Virus, Anti- malware software which has an auto-protect (i.e. active monitoring) feature, and which updates all threat signatures automatically

•	All remote access to the systems by end users are through encrypted communications and end user authentication

•	All database systems require end user authentication, both at the operating system and the application level

•	All file systems implement ACL based on least privileged access.

Training

BAM conducts annual training for cyber security awareness and maintaining client information confidentiality.

The certificate that follows immediately hereafter addresses the Form ADV and Form 8-R bad actor questions in one document. It also covers gifts and entertainment.

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Berenberg Asset Management Inc. Compliance Certificate

Item 11 of Part 1A of Form ADV, Item 9 of Part 2A of Form ADV, Item 3 of Part 2B of Form ADV and Form 8-R require Berenberg Asset Management Inc. (“BAM”) to make certain representations about employees’ disciplinary histories at time of hire and annually. Associated persons of an investment adviser that is a commodity trading advisor (“CTA”) also must disclose their disciplinary histories at the time of the investment adviser’s registration as a CTA with the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”). The following questions will help BAM establish a reasonable basis for making those representations and provide other important information.

Please answer the following questions accurately. If you mark any shaded boxes, explain your response in the space following the table.

Question	Yes	No
1. Are you or any members of your immediate family employed by a financial services company or a company that provides products or services to BAM?

2. Do you or any member of your immediate family serve as a general partner or managing member for an investment-related pooled investment vehicle?

3.  Do you or any members of your immediate family have some other business or personal relationship with, or substantive investment in, a financial services company or a company that provides products or services to BAM?

4. Do you or any members of your immediate family have any business or personal relationship with any BAM client?

5. Are you or any members of your immediate family employed by any government?

6. Do you or any members of your immediate family serve as officers or directors of any organizations (including private companies, public companies, and not-for-profit organizations)?

7. Are you aware of any conflicts of interest between BAM, you or your immediate family members and any client?

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8.  Have you or has any entity[1] of which you were a principal[2] (based on activities that occurred while you were a principal) ever been convicted of, found guilty, plead guilty or no contest in a domestic, foreign, or military court to any:

• Felony

• Misdemeanor involving

•  Investments or an investment-related business, or any embezzlement, theft, fraud, fraudulent conversion, false statements or pretenses, or omissions, wrongful taking of property, bribery, perjury, forgery, gambling, racketeering, counterfeiting, extortion, misappropriation of funds, securities or property or a conspiracy to commit any of these offenses?

•  A violation of Sections 7203, 7204, 7205 or 7207 of the Internal Revenue Code of 1986 (“Code”),[3] Sections 152, 1341, 1342, or 1343 or Chapters 25, 47, 95 or 96 of the United States Criminal Code (“USCC”)?[4]

• Any transaction in or advice concerning futures, options, leverage transactions or securities?

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9.  Are you, or is any entity of which you were a principal (based on activities that occurred while you were a principal) a party to any felony or misdemeanor (as described above) action, or are such charges currently pending, the resolution of which could result in a “Yes” answer to any part of Question 8 above?

10. Has the Securities and Exchange Commission (“SEC”), the CFTC, a court or other regulatory agency ever found you:

• To have made a false statement or omission?

• To be involved in a violation of an investment-related statute or regulation?

• To have been involved in a violation of SEC or CFTC regulations or statutes?

• To have been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

11.  In any case brought by the SEC, the CFTC or any other domestic or foreign governmental body, have you, or has any entity of which you were a principal (based on activities that occurred while you were a principal), ever:

• Had an order entered against you in connection with investment- related activity?

• Had a civil money penalty imposed on you, or been ordered you to cease and desist from any activity?

•  Been permanently or temporarily enjoined (after a hearing or default or as the result of a settlement, consent decree or other agreement) from engaging in or continuing any activity involving: (i) any transaction in or advice concerning futures, options, leverage transactions or securities; or (ii) embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property?

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12.  Has any federal regulatory agency, any state regulatory agency, or any foreign or domestic regulatory authority or governmental body ever found (after a hearing or default or as the result of a settlement, consent decree or other agreement) you or an entity of which you were a principal (based on activities that occurred while you were a principal) to have:

• Made a false statement or omission, or been dishonest, unfair, or unethical?

• Violated or been involved in a violation of investment-related regulations or statutes?[5]

•  Violated any statute, rule, regulation, or order which involves embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property?

• Been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

• Willfully aided, abetted, counseled, commanded, induced or procured any of the violations in this Question 12 by any other person?

13.  Have you, or has any entity of which you were a principal (based on activities that occurred while you were a principal) ever been the subject of any order issued by or a party to an agreement with any domestic or foreign regulatory authority, including, but not limited to a licensing authority, or self-regulatory organization that:

• Was in connection with an investment-related activity?

•  Denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or prevented or restricted your ability to engage in any business or activity in the financial services industry?

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14.  Are any orders or agreements described in Question 13 above currently in effect against you or are you a party to any action, or is there a charge pending, the resolution to which could result in a yes answer to Question 13?

15. Has any self-regulatory organization or commodities exchange ever found you to have:

• Made a false statement or omission?

• Been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?

• Been the cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

16. Has any self-regulatory organization or commodities exchange (“SRO”) ever:

• Disciplined you by expelling or suspending you from membership, barring or suspending you or the advisor affiliate from association with other members, or otherwise restricting your activities?

• Found you to have caused an investment-related business to lose its authorization to do business?

• Found you to have been involved in a violation of the SRO’s rules?

17.  Has an authorization for you, or any entity of which you were a principal (based on activities that occurred while you were a principal), to act as an attorney, accountant, or federal contractor (with the United States) granted to you (or other professional designation, attainment or license) ever been revoked or suspended or have you or any such entity been debarred by any agency of the United States from contracting with the United States?

18. Has any domestic or foreign court ever:

• Found that you were involved in a violation of investment-related statutes or regulations?

• Dismissed, pursuant to a settlement agreement, an investment related civil action brought against you by a state or foreign financial regulatory authority?

19. Have you currently failed to comply with any order to pay any futures- related civil monetary penalties, restitution amounts, disgorgement amounts, reparation amounts or arbitration awards?

20.  Have you, or any entity of which you were a principal (based on activities that occurred while you were a principal) ever been the subject of an adversary action brought by, or on behalf of, a bankruptcy trustee?

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21.  Are you, or has any entity of which you were a principal (based on activities that occurred while you were a principal), the subject of any action or proceeding, a party to any action or proceeding or is there a charge pending the resolution of which could result in a “Yes” answer to any part of questions 8-20 above?

22.  Have you ever been convicted, within the last ten years of any felony or misdemeanor?

•  In connection with the purchase or sale of any security;

•  Involving the making of any false filing with the SEC; or

•  Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

23.  Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the previous five years, that restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

•  In connection with the purchase or sale of any security;

•  Involving the making of any false filing with the SEC; or

•  Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

24.  Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

•  Bars the person from:

•  Association with an entity regulated by such commission, authority, agency, or officer;

•  Engaging in the business of securities, insurance or banking; or

•  Engaging in savings association or credit union activities; or

•  Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years?

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25.  Are you subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the 1934 Act or section 203(e) or (f) of the Advisers Act that:

•  Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

•  Places limitations on the activities, functions or operations of such person; or

•  Bars such person from being associated with any entity or from participating in the offering of any penny stock?

26.  Are you subject to any order of the SEC entered within the last five years that orders the person to cease and desist from committing or causing a violation or future violation of:

•  Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act, section 10(b) of the 1934 Act and 17 CFR 240.10b-5, section 15(c)(1) of the 1934 Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

•  Section 5 of the Securities Act?

27.  Are you suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

28.  Have you filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

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29.  Are you subject to a United States Postal Service false representation order entered within the last five years, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

30.  In the past two years, have you made any contributions to a government official (including political or campaign contributions to any foreign, state or municipal candidate, political party, or political action committee) or political candidate?

•  Have you received approval for all political contributions as required of the Code of Ethics?

31. Have you reported all personal securities transactions, holdings, and accounts in accordance with BAM’ reporting policies?

32. Have you authorized BAM to receive account information on all brokerage accounts in which you have a direct or beneficial interest?

33. During the reporting period, did you open any account that permits transactions in Reportable Securities (as defined in the Code of Ethics)?

34. During the reporting period, have you reported gifts and entertainment in accordance with BAM’ reporting policies?

35. During the reporting period, have you traded on or improperly transmitted any material non-public information?

36. During the reporting period, have you become aware of any violation of BAM’ Code of Ethics that you did not disclose to the Chief Compliance Officer?

37. To the best of your knowledge, during the reporting period, have BAM and its employees (including yourself) complied with BAM’ written policies and procedures contained in the Compliance Manual?

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[1]

An “entity” includes a general partner of a registrant, a direct owner of 10% or more of any class of a registrant’s securities or someone who has contributed 10% or more of a registrant’s capital (other than subordinated debt of certain unaffiliated banks or state-chartered insurance companies).

[2]

A “principal” is an individual who is: (i) a sole proprietor of a sole proprietorship; (ii) a general partner of a partnership; (iii) a director, president, chief executive officer, chief operating officer or chief financial officer of a corporation, limited liability company or limited partnership; (iv) a chief compliance officer; (v) in charge of a business unit, division or function of a corporation, limited liability company or partnership if the unit, division or function is subject to regulation by the CFTC; or (vi) an individual who directly or indirectly, through agreement, holding companies, nominees, trusts or otherwise (a) is the owner of 10% or more of the outstanding shares of any class of a the stock of an entity registered with the CFTC (“registrant”); (b) is entitled to vote 10% or more of any class of a registrant’s voting securities; (c) has the power to sell or direct the sale of 10% or more of any class of a registrant’s voting securities; (d) has contributed 10% or more of a registrant’s capital; (e) is entitled to receive 10% or more of a registrant’s net profits; or (f) has the power to exercise a controlling influence over a registrant’s activities that are subject to regulation by the CFTC.

[3]

Code Sections 7203, 7204, 7205 and 7207 address the willful failure to file return, supply information or pay tax, fraudulent statement or failure to make a statement, fraudulent withholding exemption certificate or failure to supply information and fraudulent returns, statements or other documents, respectively.

[4]

USCC Sections 152, 1341, 1342, or 1343 and Chapters 25, 47, 95 or 96 address concealment of assets, making false claims or bribery in connection with a bankruptcy, mail fraud, counterfeiting and forgery, fraud or false statements in a matter within the jurisdiction of a United States department or agency and racketeering and racketeering influence.

[5]

Investment-related statutes include: (i) the Commodity Exchange Act, (ii) the Securities Act of 1933, as amended (“Securities Act”), (iii) the Securities Exchange Act of 1934 (“1934 Act”), (iv) the Public Utility Holding Company Act of 1935, (v) the Trust Indenture Act of 1939, (vi) the Investment Advisers Act of 1940 (“Advisers Act”), (vii) the Investment Company Act of 1940, (viii) the Securities Investors Protection Act of 1970, (ix) the Foreign Corrupt Practices Act of 1977, (x) Chapter 96 of Title 18 of the United States Code and (xi) any similar statute of a state or foreign jurisdiction.

Please use the space below to explain any marks in shaded boxes. For each explanation, indicate the relevant question number. Use additional pages as necessary.

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